Filed pursuant to Rule 424(b)(5)
Registration No. 333-199432

PROSPECTUS SUPPLEMENT

(To prospectus dated December 3, 2014)

$5,500,000

Series A Convertible Preferred Stock

This prospectus supplement and accompanying prospectus relate to the offer and sale of 5,500 shares of our Series A Convertible Preferred Stock (the “Convertible Preferred Stock”), $0.01 par value per share, having an aggregate offering price of $5,500,000, plus certain shares of our common stock, par value $0.0001 per share, issuable upon conversion of the Convertible Preferred Stock and issuable as dividends on the Convertible Preferred Stock.

Dividends on the Convertible Preferred will be 9% per annum, payable monthly calculated on the basis of a 360-day year consisting of twelve 30-day months, calculated off the outstanding shares of Convertible Preferred. Such interest is payable, at the Company’s option, in cash, common stock of the Company (the “Common Stock”), par value $0.0001 per share, or a combination of cash and shares of Common Stock, with the first dividend date being May 29, 2015. If the Company elects to pay such dividend in Common Stock, then the Company will deliver to the investors a number of shares of Common Stock equal in value to the dividend amount, divided by 92% of the lowest of (i) the arithmetic average of the three (3) lowest volume weighted average price (“VWAP) of the Common Stock during the fifteen (15) consecutive trading day period ending on the trading day immediately preceding the applicable date of determination, (ii) the VWAP of the Common Stock on the trading day immediately preceding the applicable date of determination and (iii) the VWAP of the Common Stock on the applicable date of determination.

Each share of Convertible Preferred Stock is convertible at the option of the holder into 575 shares of Common Stock (which reflects an initial conversion price of $1.74 per share of Common Stock), subject to anti-dilution adjustments and a make-whole adjustment through the maturity date of April 30, 2017. The Company will not effect the conversion of any portion of a holder’s Convertible Preferred Stock to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the total outstanding Common Stock of the Company, unless the holder provides written notice to the Company of an increase to such Maximum Percentage, in which case the number of shares of Common Stock issuable upon conversion may increase, but may never increase to more than 9.99% of the total outstanding Common Stock of the Company.

Subject to the terms of the equity distribution agreement, we agreed to issue and sell exclusively through Revere Securities, LLC (“Revere”), acting as sales agent, and Revere agreed to use its best efforts to sell for us, the shares of Convertible Preferred Stock offered by this prospectus supplement. Revere will be deemed an “underwriter” within the meaning of the Securities Act. The amount of compensation to be paid by us to Revere is approximately 5.00% of the gross proceeds from each placement. The purchasers of the Convertible Preferred Stock will be certain qualified institutional investors and certain institutional accredited investors (collectively, the “Investors”).

As of April 30, 2015, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $37,342,269.19 based on 28,505,549 shares of outstanding Common Stock held by non-affiliates (compared to 18,954,483 shares of Common Stock outstanding including shares held by affiliates), at a price of $1.31 per share, which was the average between bid and sale price of our Common Stock on The NASDAQ Capital Market on March 27, 2015.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Prior to this offering, there has been no public market for the Convertible Preferred Stock. The Preferred Stock will not be listed on any securities exchange or included in any automated quotation system. Our common stock is traded on the NASDAQ Capital Market under the symbol “NETE.” On April 29, 2015, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.15 per share.

Investing in our Convertible Preferred Stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-8 of this prospectus supplement, and all of the documents incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

April 30, 2015

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the prospectus dated December 3, 2014, which is a part of Registration Statement No. 333-199432 and which we refer to as the “accompanying prospectus.” The accompanying prospectus relates to the offering by us of the securities described in the accompanying prospectus.

This document has two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. TO THE EXTENT THERE IS A CONFLICT BETWEEN THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS OR THE INFORMATION CONTAINED IN ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN, THE INFORMATION CONTAINED IN THE MOST RECENTLY DATED DOCUMENT SHALL CONTROL.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us and our subsidiaries that is not included in or delivered with these documents. This information is available without charge to security holders upon written or oral request.

You should rely only on the information contained, incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give any information or to make any representation not contained, incorporated or deemed incorporated by reference in this prospectus supplement or the accompanying prospectus in connection with the offering of shares of common stock in this offering. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is correct as of any date after the respective dates of this prospectus supplement and the accompanying prospectus, even though this prospectus supplement and the accompanying prospectus are delivered or these shares of common stock are offered or sold on a later date.

This prospectus supplement is not an offer to sell any security other than our common stock and it is not soliciting an offer to buy any security other than our common stock. This prospectus supplement and the accompanying prospectus are not an offer to sell our common stock to any person, and they are not soliciting an offer from any person to buy our common stock, in any jurisdiction where the offer or sale to that person is not permitted.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, including the “Risk Factors” section.

Information About the Company

Background and Business

Company Overview

Net Element, Inc. is a technology-driven group specializing in mobile payments and other transactional services in emerging countries and in the United States. We operate in a single operating segment, that being a provider of transactional services and mobile payment solutions. Geographic areas in which we operate include the United States, where through our U.S. based subsidiaries we generate revenues from transactional services and other payment technologies for small and medium-sized businesses. Through TOT Group Russia and Net Element Russia, we provide transactional services, mobile payments transactions and other payment technologies in emerging countries including Russian Federation and the Commonwealth of Independent States (“CIS”).

General Business Developments

Since 2013, we completed a number of acquisitions and dispositions in pursuit of our strategy to reposition our business activities with the goal of enhancing financial results and creating a strong operational foundation and competitive advantage. We believe these transactions have realigned our company into a strong technology-driven service company specializing in mobile payments and other transactional services with a more balanced and stable business mix.

Our primary acquisitions and dispositions since 2013 were as follows:

•	On April 16, 2013, newly formed TOT Group and its subsidiaries acquired substantially all of the business assets of Unified Payments, LLC, a Delaware limited liability company (“Unified Payments”). Unified Payments provides comprehensive turnkey, payment-processing solutions to small and medium size business owners (“Merchants”), independent sales agents and independent sales groups (“ISGs”) across the United States.

•	On June 24, 2013, TOT Group, through its newly formed subsidiary Aptito, LLC (“Aptito”), acquired substantially all of the business assets of Aptito.com, Inc., a New York corporation. Aptito is a new generation of smart, customer engaged, patent-pending, cloud-based payments platform, mobile Point of Sale (“mPOS”), mobile commerce application and self-ordering Apple® iPad®-based kiosk.

•	During the third quarter of 2013, in order to reposition our business activities and focus on financial technology and transactional services, the Company divested its ownership in non-core assets, which included its subsidiaries Openfilm, LLC, Motorsport, LLC, Splinex, LLC, LegalGuru, LLC and MUSIC 1 LLC (a/k/a OOO Music1) (collectively, the “Disposed Subsidiaries”) by contributing to T1T Lab, LLC, a Florida limited liability company (“T1T Lab”), all of its membership and participation interests in such subsidiaries in exchange for a 10% membership interest in T1T Lab. T1T Lab is a wholly owned subsidiary of T1T Group, LLC, a Delaware limited liability company (“T1T Group”). T1T Group was issued a 90% membership interest in T1T Lab in exchange for contributions that will be made to T1T Lab from time to time when requested by T1T Lab of such services and/or cash as determined by T1T Group in its sole and absolute discretion in order to manage and operate the Disposed Subsidiaries and their respective businesses. T1T Group is wholly-owned by Enerfund, LLC (which is wholly-owned by Mike Zoi, a former director of the Company). Openfilm, LLC, which develops technology and a website that supports the advancement of independent film on the Internet, was originally acquired in 2010. Motorsport, LLC, which is an online news and information service that distributes content related to the motor sports industry, was originally acquired in 2011. Splinex, LLC, which develops technology and web services focused in the areas of three dimensional (3D) imagery and video, was formed by the Company in 2011. LegalGuru, LLC, which is developing a video-centric, legal information portal, was originally acquired in 2012. MUSIC1 LLC, which operates an online music distribution platform in the CIS countries, was acquired by the Company in 2011. The Disposed Subsidiaries constituted all of the Company’s interests in online media businesses and operations (referred to herein collectively as the Company’s “entertainment assets”).

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•	The Company changed its name to Net Element, Inc. on December 15, 2013.

•	On November 24, 2014, Net Element’s Russian subsidiary OOO TOT Money (“TOT Money”) entered into a financing agreement with Bank Otkritie Financial Corp. (“Bank Otkritie”), one of Russia’s largest private listed banks. This financing is complementary to our Alfa-Bank factoring facility, and provides additional flexibility and capacity to expand our presence in Russia’s transactional services market. In conjunction with the Alfa-Bank factoring agreement, TOT Money will have approximately $15 million of available credit to help fund its growth. Per the three-year Agreement, TOT Money will assign to Bank Otkritie its accounts receivable as security for financing in an aggregate amount of up to 200 million Russian rubles (approximately USD $4.2 million based on the currency exchange rate as of the close of business November 17, 2014). Included in this Agreement, Moscow-based Bank Otkritie will track the status of TOT Money’s account receivables, monitor timeliness of payment of such accounts receivable, and provide related servicing. Oleg Firer, our Chief Executive Officer, has personally guaranteed our agreement with Bank Otkritie. This financing is a factoring facility in which TOT Money could assign to the bank certain (but not all) of its accounts receivable suitable to the lender under such facility as security for financing. Accordingly, the amounts of our draws under such facility from time to time will depend on the amounts of the accounts receivable suitable for such assignment as of the time we choose to draw under such facility. We have not drawn any funds under such credit facility.

•	On October 17, 2014, we filed a $50 million universal shelf registration statement on Form S-3 with the Securities and Exchange Commission. The registration statement is intended to provide the Company with increased financial flexibility to execute on its business strategy and invest in opportunities in mobile payments and value-added transactional services.

•	On September 23, 2014, Alfa-Bank, Russia’s largest private bank, renewed and increased TOT Money’s credit facility from 300 million Russian rubles to 415 million Russian rubles (approximately USD $11 million at the time of the agreement). This financing facility will support our next stage of growth and operations in Russia and the Commonwealth of Independent States. This financing is a factoring facility in which TOT Money could assign to the bank certain (but not all) of its accounts receivable suitable to the lender under such facility as security for financing. Accordingly, the amounts of our draws under such facility from time to time will depend on the amounts of the accounts receivable suitable for such assignment as of the time we choose to draw under such facility. We have not drawn any funds under such credit facility. TOT Money’s previous financing agreement with Alfa-Bank, secured in September, 2012, for the amount of 300 million Russian rubles (approximately USD $9.8 million, at the time of the agreement), expired May 20, 2014 and was fully repaid, using TOT Money’s working capital, in accordance with the terms of the agreement.

•	On September 17, 2014, we announced the integration of Apple® services into our point-of-sale payment acceptance hardware and software. This enabled our merchants the ability to accept Apple Pay from customers. This new service will create a unique experience for customers who want to pay at the point-of-sale using their Apple® iPhone 6, Apple® iPhone 6 Plus and Apple® Watch devices.

•	On September 15, 2014, we entered into a debt exchange agreement with Crede CG III, Ltd. (“Crede”), a wholly owned subsidiary of Crede Capital Group, LLC. Under the agreement, we effectively eliminated $15,876,860 of indebtedness in exchange for 5,802,945 shares of the Company’s common stock. In addition to saving on the financing expenses associated with holding high-interest rate loans, we freed up a significant amount of cash flow and strengthened our balance sheet by replacing debt with equity.

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•	On July 2, 2014, we closed on a $10 million credit facility from RBL Capital Group, LLC (“RBL Capital”). The $10 million credit facility extended to us by RBL Capital, triggered the conversion provisions of the first round convertible debt financing provided by Cayman Invest, S.A. (“CI”), converting its debenture to common shares of our Company. The effect of the new $10 million credit facility and the CI debt conversion was to significantly reduce our total outstanding indebtedness. The Company utilized $3 million of the $10 million credit facility to pay in full its loan obligations to MBF Merchant Capital, LLC.

•	On June 30, 2014, we appointed William Healy to our board of directors. Mr. Healy is an accomplished financial services industry veteran with more than 24 years of merchant financing and electronic payments industry experience. Mr. Healy is currently the President of Funds4Growth, a leading investment firm focused on financing of payment service providers in the United States. Since launching Funds4Growth, Mr. Healy has successfully structured and financed in excess of $100 million in merchant base loans. Prior to his tenure at Funds4Growth, Mr. Healy founded MBF Leasing, LLC in November of 2003, where he was responsible for strategic planning along with the financial and operational management. Prior to that, Mr. Healy spent 13 years with the CIT Group, Inc., where he was the President of CIT’s Lease Finance Group.

•	On May 21, 2014, we appointed Drew Freeman to our Board of Directors. Mr. Freeman is an accomplished industry veteran with more than 30 years of electronic payments and merchant services industry experience. His experience includes extensive work with agent banks, referral banks, direct sales, software integration, internet sales, dining programs, American Express, Diners Club, Discover Card, JCB and ISO/MSP programs.

•	On April 21, 2014, we entered into a Secured Convertible Senior Promissory Note (the “Note”) with Cayman Invest, S.A. (“CI”). Pursuant to the Note, CI agreed to loan to the Company $11,200,000.00. No interest will accrue under the Note; provided, however, that upon a default under the Note, the Note will accrue simple interest, at 12% per annum. Prior to March 31, 2015, effective upon a first financing closing after the date of the Note, in which the Company receives financing of at least $10 million from a third party (the “Qualified Financing”), the entire principal amount of the Note will be automatically converted into common shares of the Company equal to 15% of the then outstanding shares of the Company. Effective upon an equity financing after the date of the Note in which the Company issues stock, (other than a Qualified Financing) or at any time before or after March 31, 2015, at the option of CI, the entire principal amount of the Note may be converted into common shares of the Company equal to 15% of the then outstanding shares of the Company. Unless converted, the outstanding amount under the Note will be due and payable on the earlier of March 31, 2015 and the closing of a sale of a majority of the ownership of the Company or any voluntary or involuntary liquidation, dissolution or winding up of the Company. Under the Note, the Company agreed to take all actions to have the obligations under the Note positioned as a senior security interest secured by all assets of the Company and by those payment processing portfolios owned by the Company as of the date of the Note. During 2014, we recorded a gain on the change in fair value on the beneficial conversion derivative in the amount of $5,569,158 as a result of the conversion of the Cayman Invest loan to common stock. This was offset by a loss on debt payoff of the Cayman Invest loan in the amount of ($3,962,406) primarily due to the write-off of the remaining debt discount on the loan

•	On February 11, 2014, we agreed to transfer to T1T Group all of the Company’s minority interest in T1T Lab, LLC primarily in consideration for our release from our obligation to make future capital contributions to T1T Lab, LLC. This transaction completed the full divesture of our interests in entertainment assets (websites).

Following the end of our 2014 fiscal year, on March 16, 2015, TOT Group Europe, Ltd. (“TOT Group Europe”), one of our subsidiaries, entered into a Binding Offer Letter (the “Offer”) with Maglenta Enterprises Inc. and Champfremont Holding Ltd. to acquire all of the issued and outstanding equity interests of the PayOnline group of companies (collectively, “PayOnline”) to be named in the course of preparation of a legally binding acquisition agreement. PayOnline’s business includes the operation of a protected payment processing system to accept bank card payments for goods and services.

S-3

The consideration for all of the equity interests of PayOnline will be a combination of cash and restricted shares, payable in five installments. The Offer sets forth the determination of the value of such shares based on the closing sales price on the date before each applicable payment date and provides certain additional restrictions on trading of the Company’s common stock. The first installment will be payable upon closing of the PayOnline acquisition and will consist of $3.6 million in cash and the restricted shares of the Company's common stock with a value of $3.6 million. The other four installments will be payable after the end of each applicable quarter for which the installment is calculated, and will consist of a combination of cash and the restricted shares of the Company's common stock, in each case equal to the earn-out. The earn out will be calculated based on PayOnline EBITDA for certain post-closing periods, multiplied by 1.35. Pursuant to the Offer, the aggregate valuation of PayOnline on a debt-free basis will be $8,482,000, and the purchase price will not exceed such amount.

At the end of the 12-month period following the issuance of restricted shares of the Company's common stock to the Sellers (“Guarantee Period”), TOT Group Europe will guaranty that the value of such stock then not sold by the sellers of PayOnline equity interests (the “Sellers”) will not be less than the value of such at the date of the issuance of such stock. Subject to certain conditions, if at the end of the Guarantee Period the value of the any such remaining stock is less than the value of such stock at the date of the issuance of such stock, TOT Group Europe will pay a cash amount equaling the difference between such values. If any party terminates the Offer, it will be subject to $400,000 penalty.

Our Corporate Organization

Our Company was formed in 2010 and incorporated as a Cayman Islands exempted company with limited liability under the name Cazador Acquisition Corporation Ltd. (“Cazador”). Cazador was a blank check company incorporated for the purpose of effecting a merger; share capital exchange; asset acquisition; share purchase; reorganization or similar business combination with one or more operating businesses or assets. In 2012, Cazador completed a merger (the “Merger”) with a previous legal entity known as Net Element, Inc., a Delaware corporation (“Prior Net Element”), which was a company with businesses in the online media and mobile commerce payment processing markets. Immediately prior to the effectiveness of the Merger, the Company (then known as Cazador Acquisition Corporation Ltd.) changed its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Effective upon consummation of the Merger, (i) Prior Net Element was merged with and into the Company, resulting in Prior Net Element ceasing to exist and the Company continuing as the surviving company in the Merger, and (ii) the Company changed its name to Net Element International, Inc. In 2013, the Company divested its non-core entertainment assets. In December 2013, the Company changed its name to Net Element, Inc. We entered the mobile payments business through the launch of TOT Money in Russia in 2012. We entered the financial technology and value-added transactional service business through the acquisitions of Unified Payments in April 2013 and Aptito in June 2013.

Additional Information

Our principal office is located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, and our main telephone number is (305) 507-8808. Our website address is www.netelement.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

S-4

The Offering

The following summary is not intended to be complete. For a more detailed description of our common stock, see “Description of Capital Stock” in the accompanying prospectus.

Issuer	Net Element, Inc.

Securities offered by us	5,500 shares of Convertible Preferred Stock, $0.01 par value per share, having an aggregate offering price of $5,500,000, together with shares of Common Stock issuable upon conversion of the Convertible Preferred Stock, and shares of Common Stock issuable as payments of interest on the Convertible Preferred Stock; provided, however, that (i) in no event will the Company issue or sell securities under the Equity Distribution Agreement with Revere (the “Distribution Agreement”) with a value exceeding more than one-third of the Company public float in any 12-month period where the public float remains below $75,000,000, or (ii) if such issuance would result in the issuance of more than 19.999% of the amount of common stock of the Company issued and outstanding unless the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20% or NASDAQ has provided a waiver of the applicable NASDAQ Listing Rules.

Dividend	Dividends on the Convertible Preferred will be 9% per annum, payable monthly calculated on the basis of a 360-day year consisting of twelve 30-day months, calculated off the outstanding shares of Convertible Preferred. Such dividend is payable, at the Company’s option, and subject to the Company’s satisfaction of equity conditions, in cash, Common Stock, par value $0.0001 per share, or a combination of cash and shares of Common Stock, with the first dividend date being May 29, 2015, provided, however, that if the Company fails to satisfy certain equity conditions, the dividend shall be payable in cash only unless waived by the investors, and provided further, that upon certain triggering events, such as the Company’s failure to timely deliver shares of Common Stock upon conversion of the Convertible Preferred, the dividend rate shall be 18% per annum

If the Company elects to pay such dividend in Common Stock, then the Company will deliver to the investors a number of shares of Common Stock equal in value to the dividend payment amount, divided by 92% of the lowest of (i) the arithmetic average of the three (3) lowest volume weighted average price (“VWAP) of the Common Stock during the fifteen (15) consecutive trading day period ending on the trading day immediately preceding the applicable date of determination, (ii) the VWAP of the Common Stock on the trading day immediately preceding the applicable date of determination and (iii) the VWAP of the Common Stock on the applicable date of determination.

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Conversion	Each share of Convertible Preferred Stock is convertible at the option of the holder into 575 shares of Common Stock (which reflects an initial conversion price of $1.74 per share of Common Stock), subject to anti-dilution adjustments and a make-whole adjustment through the maturity date of April 30, 2017. The Company will not effect the conversion of any portion of a holder’s Convertible Preferred Stock to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the total outstanding Common Stock of the Company, unless the holder provides written notice to the Company of an increase to such Maximum Percentage, in which case the number of shares of Common Stock issuable upon conversion may increase, but may never increase to more than 9.99% of the total outstanding Common Stock of the Company. In addition, the Company will not issue shares of Common Stock (either as a result of conversion or to pay dividends for the Convertible Preferred Stock) if such transaction would result in the issuance of more than 19.999% of the amount of common stock of the Company issued and outstanding unless (i) the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20%, or (ii) The NASDAQ has provided a waiver of Listing Rules that require stockholders' approval of the issuance of shares of common stock in excess of 20%. Further, the Company will not issue shares of Common Stock (either as a result of conversion or to pay dividends for the Convertible Preferred Stock) with a value exceeding more than one-third of the Company public float in any 12 month period where the public float remains below $75,000,000.

The Convertible Preferred Stock is convertible at the holder’s option, in whole or in part, at any time. The conversion price will be subject to adjustment for stock dividends, stock splits, dilutive securities issuances, and other customary adjustment events.

Dividend Protection	The holders of the Convertible Preferred Stock shall be entitled to receive dividends on all shares of Common Stock underlying the Convertible Preferred Stock on an as converted basis.

Anti-Dilution Protection	If the Company issues or sells any shares of Common Stock for a consideration per share less than the fixed conversion price for the Convertible Preferred Stock in effect immediately prior to such issuance or sale, then the fixed conversion price for the Convertible Preferred Stock then in effect shall be reduced to an amount equal to the new issuance price. Such anti-dilution protection shall only be applicable to third party financings, with carve outs for acquisitions, employee incentives, and other customary Company related stock transactions.

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Change of Control	Upon completion of a change of control, the holders of the Convertible Preferred Stock may require the Company to purchase any outstanding Convertible Preferred Stock in cash at the sum of (I) the greater of (a) 125% of the stated value per share being redeemed, which is $1,000, subject to adjustment for certain events related to the Convertible Preferred Stock, plus accrued but unpaid dividends, if any (the “Conversion Amount”), or (b) the product of (1) the Conversion Amount being redeemed and the quotient determined by dividing (A) the greatest closing sale price of the Common Stock during the period commencing as of the trading day immediately prior to the public announcement of such change of control by (B) the lowest fixed conversion price, and (II) the amount of dividends per applicable Convertible Preferred Stock that would have accrued with respect to such share if the shares had remained outstanding through the maturity date.

Use of proceeds	We intend to use the proceeds received by us in this offering for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures, as well as for the cash portion of the acquisition of PayOnline, and for the purchase of residual distributions from agents.

No Listing	The Convertible Preferred Stock will not be listed on any securities exchange or included in any automated quotation system. Our Common Stock is listed for trading on the NASDAQ under the symbol “NETE”.

Material U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax considerations of purchasing, owning, converting and disposing of the Convertible Preferred Stock and of acquiring, beneficially, owning and disposing of our Common Stock received in respect thereof, see “Material U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning shares of the Convertible Preferred Stock and Common Stock in light of your particular situation and with respect to any other U.S. federal tax consequences and any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Risk factors	You should consider carefully all of the information set forth in this prospectus supplement and in particular, the information under the heading “Risk Factors” prior to investing in our common stock.

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RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table presents the calculation of the ratio of earnings to fixed charges and preferred stock dividends for the last five years.

	Years ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges and preferred stock dividends	N/A	N/A	N/A	N/A	N/A

Deficiency of earnings to fixed charges (000’s) (1)	$10,545	$48,381	$13,563	$25,768	$3,596

(1) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net loss from continuing operations plus preferred stock dividend. Fixed charges consist of interest expense, dividends on preferred shares that will be required, estimated interest within rental expenses, amortization of debt discount/premium and amortization of debt issuance costs. The deficiency amount is the amount by which earnings were not sufficient to cover fixed charges.

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Confidential

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this Prospectus Supplement, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, as well as the preceding “Business” section of our Annual Report on Form 10-K for the year ended December 31, 2014, before engaging in any transaction in our securities. Any of the following risks could materially and adversely affect our business, financial condition, results of operations and/or prospects, and cause the value of our securities to decline, which could cause you to lose all or part of your investment.

Risks Related to this Offering.

The Convertible Preferred Stock is equity and is subordinate to all of our existing and future indebtedness; our ability to declare dividends on the Convertible Preferred Stock may be limited.

Shares of the Convertible Preferred Stock are equity interests in the Company and do not constitute indebtedness. As such, shares of the Convertible Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, as a corporation, we are subject to restrictions on payments of dividends out of lawfully available funds.

The conversion rate of the Convertible Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Convertible Preferred Stock or our Common Stock issuable upon conversion of the Convertible Preferred Stock.

The number of shares of our Common Stock that you are entitled to receive upon conversion of the Convertible Preferred Stock is subject to adjustment for stock splits and combinations, dividends, and certain other transactions. See “Description of Convertible Preferred Stock” for further discussion of anti-dilution adjustments. However, other events, such as employee and director equity grants or offerings of our Common Stock or securities convertible into shares of our Common Stock in connection with acquisitions, which may adversely affect the market price of our Common Stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our Common Stock, it may also adversely affect the market price of the Convertible Preferred Stock.

There may be future dilution of our equity, which may adversely affect the market price of our Common Stock or the Convertible Preferred Stock.

Each share of Convertible Preferred Stock will be convertible at the option of the holder thereof into shares of our Common Stock, subject to anti-dilution adjustments. The conversion of some or all of the Convertible Preferred Stock will dilute the ownership interest of existing holders of our Common Stock. Any sales in the public market of our Common Stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our Common Stock and the Convertible Preferred Stock. In addition, the existence of our Convertible Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our Convertible Preferred Stock could depress the price of our equity securities.

The Convertible Preferred Stock may be junior in rights and preferences to our future preferred stock.

Subject to approval by the shares of our Convertible Preferred Stock then outstanding and any class or series of voting parity securities then outstanding, voting together as a single class, we may issue preferred stock in the future the terms of which are expressly senior to the Convertible Preferred Stock. The terms of any such future preferred stock expressly senior to the Convertible Preferred Stock may restrict dividend payments on the Convertible Preferred Stock. Unless full dividends for all of our outstanding preferred stock senior to the Convertible Preferred Stock have been declared and paid or set aside for payment for the relevant period or periods specified by the terms of such preferred stock, no dividends will be declared or paid and no distribution will be made on any shares of the Convertible Preferred Stock, and no shares of the Convertible Preferred Stock may be repurchased, redeemed, or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Convertible Preferred Stock not being paid when due to you.

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The adjustment of the conversion price by the delivery of shares following a triggering event or a fundamental change may not adequately compensate you.

Upon conversion, or if a triggering event or a fundamental change occurs prior to conversion, we will, under certain circumstances, increase the redemption or conversion price, as applicable, of the Convertible Preferred Stock by the amount of dividends that would have accrued but for the conversion, triggering event, or fundamental change. See “Description of Convertible Preferred Stock.” Although this adjustment is designed to compensate you for the lost value of your Convertible Preferred Stock, it is only an approximation of such lost value and may not adequately compensate you for your actual loss. Our obligation to deliver make-whole shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.

Recent regulatory actions may adversely affect the trading price and liquidity of the Convertible Preferred Stock.

Investors in, and potential purchasers of, the Convertible Preferred Stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the Convertible Preferred Stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Convertible Preferred Stock to conduct a convertible arbitrage strategy with respect to the Convertible Preferred Stock. This could, in turn, adversely affect the trading price and liquidity of the Convertible Preferred Stock.

The Convertible Preferred Stock will rank junior to all of our consolidated liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up, our assets will be available to pay obligations on the Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In addition, the Convertible Preferred Stock will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock of our subsidiaries held by third parties. The rights of holders of shares of the Convertible Preferred Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and minority equity holders. In the event of our bankruptcy, liquidation, dissolution or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Convertible Preferred Stock then outstanding.

You may be subject to U.S. federal income or withholding tax with respect to the Convertible Preferred Stock even though you do not receive a corresponding cash distribution.

The conversion rate of the Convertible Preferred Stock is subject to adjustment in certain circumstances. See “Description of Convertible Preferred Stock.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable distribution without the receipt of any cash. In addition, we may make distributions to holders of the Convertible Preferred Stock that are paid in our Common Stock, and any such distribution would be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, you, as a holder of Convertible Preferred Stock, may be subject to U.S. federal income tax even though you have received no cash, thus giving rise to an out-of-pocket expense. If you are a Non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”), you may be subject to U.S. federal withholding taxes in connection with such a deemed distribution or distribution payable in shares of our Common Stock. If we pay withholding taxes on behalf of a Non-U.S. Holder as a result of a deemed distribution, we may set off such payments against cash payments and other distributions otherwise deliverable to the Non-U.S. Holder. See “Material U.S. Federal Income Tax Considerations” for a further discussion of certain U.S. federal income tax considerations with respect to the Convertible Preferred Stock.

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Certain rights of the holders of the Convertible Preferred Stock and certain contractual and statutory provisions could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of Convertible Preferred Stock to exercise their rights associated with a potential change of control.

Certain rights of the holders of the Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a change of control were to occur, holders of the Convertible Preferred Stock would have the right to require the Company to redeem their Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a change of control dividend make-whole amount equal to the present value of all remaining dividend payments on their Convertible Preferred Stock. See “Description of Convertible Preferred Stock.” These features of the Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

In addition, provisions of Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. See “Description of Capital Stock” in the accompanying prospectus.

An active trading market for the Convertible Preferred Stock does not exist and may not develop.

The Convertible Preferred Stock is a new issue of securities with no established trading market. The Convertible Preferred Stock will not be listed on any securities exchange. There is no guarantee that a trading market for the Convertible Preferred Stock will develop or, if a trading market for the Convertible Preferred Stock does develop, the depth or liquidity of that market or the ability of the holders to sell the Convertible Preferred Stock, or to sell the Convertible Preferred Stock at a favorable price.

The trading price of our Common Stock, which may be volatile, will directly affect the trading price of the Convertible Preferred Stock.

The trading price of the Convertible Preferred Stock will be directly affected by, among other things, the trading price of our Common Stock.

The market price for our Common Stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, announcements of new technologies impacting our products or announcements by competitors.

It is impossible to predict whether the price of our Common Stock will rise or fall. Our operating results, prospects and economic, financial, political and other factors will affect trading prices of our Common Stock and the Convertible Preferred Stock, as will future issuances of our Common Stock. In addition, market conditions can affect the capital markets generally, thereby affecting the price of our Common Stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of our Common Stock in the market after this offering of the Convertible Preferred Stock or the perception that such sales could occur. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the Convertible Preferred Stock and the Common Stock underlying the Convertible Preferred Stock. In addition, the issuance of the Convertible Preferred Stock may result in hedging activity by holders of shares of the Convertible Preferred Stock that view such Convertible Preferred Stock as a more attractive means of equity participation in us than a direct investment in our Common Stock. This arbitrage and hedging could, in turn, negatively affect the trading prices of the Convertible Preferred Stock and our Common Stock.

Each of these factors, among others, could have a material adverse effect on your investment in our securities and could result in your being unable to resell the securities that you purchase at a price equal to or above the price you paid.

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Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from the offering under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. We intend to use the proceeds received by us in this offering for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses. Our management might not apply the net proceeds from the offering of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You will not have the opportunity to influence our decisions on how to use such proceeds.

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DESCRIPTION OF CONVERTIBLE PREFERRED STOCK

This prospectus supplement summarizes specific terms and provisions of the Series A Convertible Preferred Stock, referred to herein as the “Preferred Shares” or the “Preferred Stock”. Terms that apply generally to our preferred stock are described under “Description of Capital Stock” in the accompanying prospectus. The terms of the Convertible Preferred Stock will include those stated in a statement of resolutions of our board of directors establishing and designating the Convertible Preferred Stock that is filed with the Secretary of State of the State of Delaware, which we refer to as the “Certificate of Designations,” and which will be filed as an exhibit to a Current Report on Form 8-K and incorporated into this prospectus supplement and the accompanying prospectus and the registration statement of which they form a part.

The following summary of the terms and provisions of the Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our amended and restated certificate of incorporation, as amended, including the certificate of designations for the Convertible Preferred Stock (the “Certificate of Incorporation”). You should read our Certificate of Incorporation, including the Certificate of Designations, for the provisions that are important to you.

General

Subject to the provisions of our Certificate of Incorporation and the limitations prescribed by law, our Certificate of Incorporation authorizes our board of directors to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, without further vote or action by our stockholders. The rights, preferences, privileges and restrictions of any series of preferred stock so authorized shall be set forth in a certificate of designations filed with the Secretary of State of the State of Delaware. As of the date of this prospectus supplement, no shares of preferred stock are outstanding. See “Description of Capital Stock” in the accompanying prospectus. At the consummation of this offering, we will issue 5,500 shares of the Convertible Preferred Stock.

When issued, the Convertible Preferred Stock and our Common Stock issuable as dividends and upon the conversion of the Convertible Preferred Stock will be fully paid and non-assessable. The holders of the Convertible Preferred Stock and Common Stock issued as dividends and upon conversion of the Convertible Preferred Stock will have no pre-emptive or preferential right to purchase or subscribe to our stock, obligations, warrants or other securities of any class.

The transfer agent, registrar, conversion and dividend disbursing agent for shares of the Convertible Preferred Stock and the transfer agent and registrar for shares of our Common Stock is Continental Stock Transfer & Trust Company.

Dividends

Cumulative Dividends. The holders of Preferred Shares (each, a “Holder” and collectively, the “Holders”), entitled to receive dividends ("Dividends") payable, subject to the conditions and other terms hereof, in shares of Common Stock or cash on the Stated Value of such Preferred Share, which Dividends, for the avoidance of doubt, will be calculated on such Preferred Shares without giving effect to any reduction for the payment of any Installment Amount payable on such date, at the Dividend Rate, which will be cumulative and will continue to accrue whether or not declared and whether or not in any fiscal year there will be net profits or surplus available for the payment of Dividends in such fiscal year, so that if in any fiscal year or years, Dividends in whole or in part are not paid in cash upon the Preferred Shares, unpaid Dividends will accumulate as against the holders of Common Stock or any other stock ranking on liquidation junior to the Preferred Shares (such stock being referred to hereinafter collectively as "Junior Shares"). Dividends on the Preferred Shares will commence accruing on the Issuance Date and will be computed on the basis of a 360-day year and twelve 30-day months. Dividends will be payable in arrears for each month on the last Trading Day of each month (each, a "Dividend Date") with the first Dividend Date being May 29, 2015. Prior to the payment of Dividends on a Dividend Date, Dividends will accrue at the Dividend Rate and be payable by way of inclusion of the Dividends in the Conversion Amount.

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Dividend Shares and Cash Dividends. Dividends will be payable on each Dividend Date, to the record holders of the Preferred Shares on the applicable Dividend Date, in shares of Common Stock ("Dividend Shares") so long as there has been no Equity Conditions Failure; provided, however, that we may, at our option following notice to you, pay Dividends on any Dividend Date in cash ("Cash Dividends") or in a combination of Cash Dividends and, so long as there has been no Equity Conditions Failure, Dividend Shares. We will deliver a written notice (each, a "Dividend Election Notice") to you on or prior to the applicable Dividend Notice Due Date (the date such notice is delivered to all holders of preferred shares, the "Dividend Notice Date") which notice (1) either (A) confirms that Dividends to be paid on such Dividend Date will be paid entirely in Dividend Shares or (B) elects to pay Dividends as Cash Dividends or a combination of Cash Dividends and Dividend Shares and specifies the amount of Dividends that shall be paid as Cash Dividends and the amount of Dividends, if any, that will be paid in Dividend Shares, (2) unless we have elected to pay Dividends solely as Cash Dividends, certifies that there has been no Equity Conditions Failure as of such Dividend Notice Date and (3) states the number of issued and outstanding shares of Common Stock as of such Dividend Notice Date. If there is an Equity Conditions Failure as of the Dividend Notice Date, then unless we have elected to pay such Dividends as Cash Dividends, the Dividend Election Notice will indicate that unless you waive the Equity Conditions Failure, the Dividends will be paid as Cash Dividends. If we confirmed the payment of the applicable Dividends in Dividend Shares, in whole or in part, and if there was no Equity Conditions Failure as of the applicable Dividend Notice Date but an Equity Conditions Failure occurred between the applicable Dividend Notice Date and any time prior to the applicable Dividend Date (an "Interim Dividend Period"), we will provide you a subsequent notice to that effect indicating that unless you waive the Equity Conditions Failure, the Dividends will be paid as Cash Dividends. If there occurs an Equity Conditions Failure (which is not waived in writing by you) during such Interim Dividend Period, then at your option, you may require us to pay the amount of Dividends (including any portion of the Pre-Dividend Shares (as defined below)) payable on the applicable Dividend Date as Cash Dividend. If any portion of Dividends for a particular Dividend Date will be paid in Dividend Shares, then (I) on the applicable Dividend Pre-Payment Date, we will issue to you, in accordance with “Payment of Dividends”, a number of shares of Common Stock equal to (x) the amount of Dividends payable on the applicable Dividend Date in Dividend Shares divided by (y) the applicable Initial Dividend Conversion Price (the "Pre-Dividend Shares") and (II) on the applicable Dividend Date, we will deliver a notice setting forth the calculation of the Dividend Balance Shares (and the calculation of the component parts of such calculation) and issue to you, in accordance with “Payment of Dividends”, a number of shares of Common Stock equal to any Dividend Balance Shares. All Pre-Dividend Shares and Dividend Shares will be fully paid and nonassessable shares of Common Stock (rounded up to the nearest whole share).

Payment of Dividends. When any Pre-Dividend Shares and Dividend Shares are to be paid on a Dividend Pre-Payment Date or a Dividend Date, as applicable, then the we will (i) credit such aggregate number of Dividend Shares to which you will be entitled to your or your designee's balance account with the Depository Trust Company ("DTC") through its Deposit/Withdrawal At Custodian ("DWAC") system and (ii) with respect to each Dividend Date, pay to you, in cash by wire transfer of immediately available funds, the amount of any Cash Dividends.

Participation. In addition to the Dividends referred to in “Dividends - Cumulative Dividends”, subject to the rights of the holders, if any, of the Pari Passu Shares (as defined in “Change of Control Redemption Right; Dissolution, Winding-Up – Liquidation”), you will, as a holder of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if you have converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence will be made concurrently with the dividend or distribution to the holders of Common Stock. We will not declare or pay any dividends on any other Junior Shares or any Pari Passu Shares unless the holders of Preferred Shares then outstanding will simultaneously receive a dividend on a pro rata basis as if the Preferred Shares had been converted into shares of Common Stock pursuant to “Conversion of Preferred Shares” immediately prior to the record date for determining the stockholders eligible to receive such dividends.

Maximum Percentage. Notwithstanding the foregoing, to the extent that your right to participate in any such dividend or distribution pursuant to this section would result in you and your other Attribution Parties exceeding the Maximum Percentage, if applicable, then you will not be entitled to participate in such dividend or distribution to such extent (and will not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution to such extent) and the portion of such dividend or distribution will be held in abeyance for you until such time or times as its right thereto would not result in you and your other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times you will be granted such rights (and any rights under this section on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

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Conversion of Preferred Shares

Preferred Shares will be convertible into shares of the Common Stock on the terms and conditions set forth in this section.

Your Conversion Right. Subject to the provisions of “Limitation on Conversion”, at any time or times on or after the Issuance Date you will be entitled to convert any whole number of Preferred Shares, plus the amount of any accrued but unpaid Dividends per Preferred Share then remaining, into fully paid and nonassessable shares of Common Stock in accordance with “- Conversion” at the Conversion Rate (as defined below).

Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to “- Your Conversion Right” will be determined according to the following formula (the "Conversion Rate"):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued will be rounded up to the nearest whole number. We will pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

Mechanics of Conversion. The conversion of Preferred Shares will be conducted in the following manner:

Your Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (a "Conversion Date"), you will (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, to us and our transfer agent (the "Transfer Agent") a copy of a properly completed notice of conversion in the form attached hereto as Exhibit I, and (B) if required by “ – Book Entry”, but without delaying our requirement to deliver shares of Common Stock on the applicable Share Delivery Date (as defined below), surrender to a common carrier for delivery to us as soon as practicable on or following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in “Lost or Stolen Certificates”) (the "Preferred Stock Certificates").

Our Response. Upon our receipt of a copy of a Conversion Notice, we will (I) as soon as practicable, but in any event within one (1) Trading Day, send, via facsimile or electronic mail, a confirmation of receipt of such Conversion Notice to you and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by us of such Conversion Notice (the "Share Delivery Date"), credit such aggregate number of shares of Common Stock to which you will be entitled to your or your designee's balance account with DTC through its DWAC system. In the event that you convert less than all of your remaining Preferred Shares pursuant hereto, the Stated Value converted shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to you, unless you otherwise specify in the Conversion Notice or other applicable notice. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to “–Book-Entry”, is greater than the number of Preferred Shares being converted, then we will, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at our own expense, issue and deliver to you a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

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Additional Conversion Shares. In addition to the foregoing, on each Share Delivery Date, the applicable Make-Whole Amount (the "Additional Conversion Obligations") on the Conversion Amount being converted shall be paid to you in shares of Common Stock ("Additional Conversion Shares") so long as there has been no Equity Conditions Failure; provided, however, that we may pay such Additional Conversion Obligations on any Share Delivery Date in cash by wire transfer of immediately available funds ("Cash Additional Conversion Payment") or, provided that there is no Equity Conditions Failure, in a combination of a Cash Additional Conversion Payment and Additional Conversion Shares pursuant to the immediately following sentence. We will pay the Additional Conversion Obligations in the same manner and proportion as we indicated in the most recent Dividend Election Notice prior to the applicable date of determination, or, in the case of any conversion occurring prior to the delivery of the first (1st) Dividend Election Notice hereunder, we hereby elects to pay any Make-Whole Amounts in Additional Conversion Shares. If we are required pursuant to this section to pay the Additional Conversion Obligations on a Share Delivery Date, in whole or in part, in Additional Conversion Shares, then on the applicable Share Delivery Date, we will, or will direct the Transfer Agent to, credit your account with the DTC Fast Automated Securities Transfer Program through its DWAC system with a number of shares of Common Stock (rounded to the nearest whole share in accordance “-Conversion”) equal to the quotient of (a) the portion of the then applicable Additional Conversion Obligations we are required pursuant to this section to pay in Additional Conversion Shares, divided by (b) the Make-Whole Price in effect as of the applicable Conversion Date. If we have subsequently notified you with respect to a Dividend Date on or prior to the applicable Conversion Date that there is an Equity Conditions Failure and we are required to pay such Additional Conversion Obligations in Additional Conversion Shares, then, unless you waives the Equity Conditions Failure, the Additional Conversion Obligations shall be paid as Cash Additional Conversion Payment. If we are deemed to have elected to pay such Additional Conversion Obligations in Additional Conversion Shares, in whole or in part, and if there was no Equity Conditions Failure as of the applicable Conversion Date but an Equity Conditions Failure occurred between the applicable Conversion Date and any time prior to the applicable Share Delivery Date, we will provide you a notice to that effect indicating that unless you waives the Equity Conditions Failure, the Additional Conversion Obligations shall be paid as a Cash Additional Conversion Payment. If an Equity Conditions Failure occurs (that is not waived in writing by you) during such period, then at your, you may require us to pay the amount of Additional Conversion Obligations payable on the applicable Share Delivery Date as a Cash Additional Conversion Payment. All Additional Conversion Shares shall be fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share). We shall pay any and all taxes that may be payable with respect to the issuance and delivery of Additional Conversion Shares.

Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price, Closing Bid Price, Weighted Average Price or the arithmetic calculation of the Conversion Rate, we will instruct the Transfer Agent to issue to you the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to you disputing such determination or arithmetic calculation via facsimile or electronic mail within one (1) Business Day of receipt of your Conversion Notice or other date of determination. If we are unable to agree upon the determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to you, then we shall within one (1) Business Day after approval of the investment bank or outside accountant by the Required Holders submit via facsimile or electronic mail (A) the disputed determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price, as applicable, to an independent, reputable investment bank selected by the Required Holders and approved by us, such approval not to be unreasonably withheld, delayed or conditioned or (B) the disputed arithmetic calculation of the Conversion Rate to your independent, outside accountant. We will cause, at the our expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify you of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations; provided, however that in the event the determination or calculation of the investment bank or the accountant, as the case may be, is identical to our determination or calculation, the expenses of such investment bank or accountant, as the case may be, shall be borne equally among the holders of the Holders who disputed our determination or calculation. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. In the event the investment bank or the accountant, as the case may be, agrees with the our original determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price or arithmetic calculation of the Conversion Rate, you will reimburse us for the fees of the investment bank or the accountant, as the case may be.

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Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such Conversion Shares are credited to your account with DTC.

Our Failure to Timely Convert.

Cash Damages. If we fail to credit your balance account with DTC on or prior to the applicable Share Delivery Date (a "Conversion Failure"), then in addition to all other available remedies which you may pursue hereunder and under the Securities Purchase Agreement, we will pay additional damages to you for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to one and one half percent (1.5%) of the product of (I) the sum of the number of shares of Common Stock not issued to you on or prior to the Share Delivery Date and to which you are entitled as set forth in the applicable Conversion Notice and the terms of the Certificate of Designations and (II) any trading price of the Common Stock selected by you in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Date. In addition to the foregoing, if we fail on or prior to the applicable Share Delivery Date to credit your balance account with DTC for the number of shares of Common Stock to which you are entitled upon your conversion or our Conversion, as applicable, of Preferred Shares or on any date of our obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day you purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by you of the shares of Common Stock issuable upon such conversion that you anticipated receiving from us (a "Buy-In"), then we will, within three (3) Trading Days after your request and in your discretion, either (i) pay cash to you in an amount equal to your total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point our obligation to credit your balance account with DTC for the shares of Common Stock to which you are entitled upon your conversion of the applicable Conversion Amount shall terminate, or (ii) promptly honor our obligation to credit your balance account with DTC for the shares of Common Stock to which you are entitled upon your conversion of the applicable Conversion Amount representing such Common Stock and pay cash to you in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by you in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Date. Nothing herein shall limit your right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to our failure to timely deliver certificates representing shares of Common Stock upon conversion of the Preferred Shares as required pursuant to the terms hereof.

Void Conversion Notice; Adjustment of Conversion Price. If for any reason you have not received all of the shares of Common Stock to which you are entitled prior to the fifth (5th) Trading Day after the applicable Share Delivery Date with respect to a conversion of Preferred Shares, then you, upon written notice to us, with a copy to the Transfer Agent, may void your Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to your Conversion Notice; provided that the voiding of your Conversion Notice shall not affect our obligations to make any payments which have accrued prior to the date of such notice pursuant to “Our Failure to Timely Convert-Cash Damages” or otherwise. Thereafter, the Conversion Price of any Preferred Shares returned or retained by you for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date you voided the Conversion Notice, subject to further adjustment as provided in the Certificate of Designations.

Pro Rata Conversion; Disputes. In the event we receive a Conversion Notice from more than one holder of Preferred Shares for the same Conversion Date and we can convert some, but not all, of such Preferred Shares, we will convert from each holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such holder relative to the number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a holder of Preferred Shares in connection with a conversion of Preferred Shares, we will issue to such holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with “Mechanics of Conversion - Dispute Resolution.” Notwithstanding the foregoing, so long as we were acting in good faith in any such dispute, if we fail on or prior to an applicable Share Delivery Date to deliver to a holder of Preferred Shares of Common Stock upon conversion because we dispute the delivery of such shares and such dispute has subsequently been resolved pursuant to “Mechanics of Conversion - Dispute Resolution” for the benefit of such holder, we will be deemed to have timely delivered shares upon conversion so long as such shares are promptly delivered upon final resolution of such dispute and such holder shall not be entitled to the remedies set forth in “- Our Failure to Timely Convert.”

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Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, you will not be required to physically surrender the certificate representing the Preferred Shares to us unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) you have provided us with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. You and us shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to you and us, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such our records establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, you may not transfer the certificate representing the Preferred Shares unless you first physically surrenders the certificate representing the Preferred Shares to us, whereupon we will forthwith issue and deliver upon your order a new certificate of like tenor, registered as you may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. You and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear a legend as set forth in the Certificate of Designations.

Taxes.

Any and all payments made by us hereunder, including any amounts received on a conversion or redemption of the Preferred Shares and any amounts on account of dividends or deemed dividends, must be made by it without any Tax Deduction, unless a Tax Deduction is required by law. If we are aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), and if you are affected, we must notify you promptly.

If a Tax Deduction is required by law to be made by us, subject to this section above, the amount of the payment due from us will be increased to an amount which (after making the Tax Deduction, including a Tax Deduction applicable to additional sums payable pursuant this section) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. For the avoidance of doubt, we will deliver to you the same number of Dividend Shares and/or amount of Cash Dividends that you would have received but for the Tax Deduction. If you are required to make a Tax Deduction, we will make the minimum Tax Deduction allowed by law and will make any payment required in connection with that Tax Deduction within the time allowed by law. We hereby agree to indemnify you from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld.

As soon as practicable after making a Tax Deduction or a payment required in connection with a Tax Deduction, we will deliver to you any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

In addition, we agree to pay in accordance with applicable law, and to indemnify and hold you harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Preferred Shares ("Other Taxes"). As soon as practicable after making a payment of Other Taxes, we will deliver to you any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

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Our obligations under this section shall survive the Maturity Date of the Preferred Shares and the payment for the Preferred Shares and all other amounts payable hereunder.

Adjustments to Fixed Conversion Price. The Fixed Conversion Price will be subject to adjustment from time to time.

Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, we issue or sell, or in accordance with this section is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for our account, but excluding any Excluded Securities) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the lowest closing price of shares of the our Common Stock as reported on the Principal Market in the five (5) days prior to the issuance or sale of such Common Stock (a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the product of (i) the New Issuance Price divided by the lowest closing price of shares of the our Common Stock as reported on the Principal Market and (ii) the Fixed Conversion Price. For purposes of determining the adjusted Fixed Conversion Price, the following shall be applicable:

•	Issuance of Options. If we in any manner grant or sell any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by us at the time of the granting or sale of such Option for such price per share. For purposes of this this section, the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by us with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by us with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

•	Issuance of Convertible Securities. If we in any manner issue or sell any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by us at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this section, the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by us with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by us with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this section, no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

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•	Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this section, if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

•	Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of our other securities, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by us less any consideration paid or payable by us pursuant to the terms of such our other securities, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received or receivable therefor will be deemed to be the net amount received by us therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by us will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by us will be the Closing Sale Price of such securities on the date of receipt of such publicly traded securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which we are the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by us and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by us and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by us; provided, however, that in the event the determination of such appraiser is identical to the fair value of such consideration as determined by us, the fees and expenses of such appraiser shall be borne equally among the Holders who disputed the valuation of the Company.

•	Record Date. If we take a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

Adjustment of Fixed Conversion Price upon Subdivision of Common Stock. If we at any time after the Subscription Date subdivide (by any stock split, stock dividend, recapitalization or otherwise) our outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.

Other Events. If any event occurs of the type contemplated by the provisions of this section but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then our Board of Directors will make an appropriate adjustment in the Fixed Conversion Price so as to protect your rights; provided that no such adjustment will increase the Fixed Conversion Price as otherwise determined pursuant to this section.

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Voluntary Adjustment By Company. We may at any time, with the prior written consent of the Required Holders, reduce the then current Fixed Conversion Price to any amount and for any period of time deemed appropriate by our Board of Directors.

Notices.

Immediately upon any adjustment of the Fixed Conversion Price pursuant to “-Adjustments to Fixed Conversion Price”, we will give written notice thereof to you, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in “-Mechanics of Conversion – Dispute Resolution”.

We will give written notice to you at least ten (10) Business Days prior to the date on which we close our books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to you.

We will also give written notice to you at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to you.

Redemption at Option of Holders

Triggering Event. A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

•	while the Registration Statement is required to be maintained, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holders for the issuance and sale of the shares upon conversion of the Preferred Shares, and such lapse or unavailability continues for a period of five (5) consecutive Trading Days or for more than an aggregate of twenty (20) days in any 365-day period;

•	(A) the suspension from trading for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market;

•	Our (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date, (B) the occurrence of two (2) or more Conversion Failures or (C) written notice to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of the Certificate of Designations, other than pursuant to “Limitation on Conversions;”

•	at any time following the tenth (10th) consecutive Business Day that a Holder's Authorized Share Allocation (as defined in “Reservation of Shares”) is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full Conversion Amount of the Preferred Shares (without regard to any limitations on conversion set forth in “Limitations on Conversions” or otherwise);

•	our failure to pay to a Holder any amounts when and as due pursuant to the Certificate of Designations or any other Transaction Document

•	any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries

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•	any uncured for longer than ten (10) Business Days default under, redemption of or acceleration prior to maturity of any of our Indebtedness or any of our Subsidiaries;

•	we or any of our Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (d) makes a general assignment for the benefit of its creditors or (e) admits in writing that it is generally unable to pay its debts as they become due;

•	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company or any of its Subsidiaries in an involuntary case, (b) appoints a Custodian of the Company or any of its Subsidiaries or (c) orders the liquidation of the Company or any of its Subsidiaries;

•	a final judgment or judgments for the payment of money aggregating in excess of $350,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $350,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to such Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment

•	other than as specifically set forth in another clause of this section, the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

•	any breach or failure in any respect to comply with “Company Installment Conversion or Redemption” of the Certificate of Designations;

•	we materially breach any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least five (5) Business Days;

•	a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred; or

•	we fail to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program or otherwise fail to credit or be unable to credit shares required to be delivered to a Holder pursuant to the terms of the Certificate of Designations to such Holder's account with the DTC Fast Automated Securities Transfer Program through its DWAC system; or

•	any material damage to, or loss, theft or destruction of a material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement).

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Redemption Option Upon Triggering Event. In addition to all other rights of the Holders contained herein, after a Triggering Event, each Holder shall have the right, at such Holder's option, to require the Company to redeem (a "Triggering Event Redemption") all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the sum of (i) the greater of (A) 120% of the Conversion Amount and (B) the product of (1) the Conversion Amount subject to the Notice of Redemption at Option of Holder (as defined below) and (2) the quotient determined by dividing (x) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date such Holder delivers the Notice of Redemption at Option of Holder, by (y) the lowest Fixed Conversion Price in effect during such period and (ii) the Make-Whole Amount per Preferred Share being redeemed (the sum of the foregoing clauses (i) and (ii), the "Triggering Event Redemption Price").

Mechanics of Redemption at Option of Buyer. Within one (1) Business Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier ("Notice of Triggering Event") to each Holder. At any time after the earlier of a Holder's receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, any Holder may require the Company to redeem up to all of such Holder's Preferred Shares by delivering written notice thereof via facsimile or electronic mail and overnight courier ("Notice of Redemption at Option of Holder") to the Company, which Notice of Redemption at Option of Holder shall indicate the number of Preferred Shares that such Holder is electing to redeem.

Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from any Holder, the Company shall within one (1) Business Day of such receipt notify each other Holder by facsimile or electronic mail of the Company's receipt of such notice(s). The Company shall deliver on the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder (the "Triggering Event Redemption Date") by wire transfer of immediately available funds, an amount in cash equal to the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder. To the extent redemptions required by this section are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders. In the event less than all of a Holder's remaining Preferred Shares are redeemed pursuant hereto, the Stated Value redeemed shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to such Holder, unless such Holder shall otherwise specify in the Notice of Redemption at Option of Holder or other applicable notice. The Holders and Company agree that in the event of the Company's redemption of any Preferred Shares under this section, your damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due under this section is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty.

Void Redemption. In the event that the Company does not pay a Redemption Price within the applicable time period, at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile or electronic mail (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Redemption Notice of Holder shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Redemption Notice is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

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Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of any Redemption Price, such dispute shall be resolved pursuant “Conversion of Preferred Shares – Mechanics of Conversion – Dispute Resolution” above with the term "Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to the Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to such Holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

Redemption by Us

Company Installment Conversion or Redemption.

General. On each applicable Installment Date, provided there has been no Equity Conditions Failure as of the applicable notice or payment dates, we will convert from you your Pro Rata Portion of the Installment Amount due on such date by converting all or some of such Installment Amount into Common Stock, in accordance with this section (a "Company Conversion"); provided, however, that we may, at our option following notice to you, pay the Installment Amount by redeeming such Installment Amount in cash (a "Company Redemption") or, provided that there has been no Equity Conditions Failure, by any combination of a Company Conversion and a Company Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by us on the applicable Installment Date, subject to the provisions of this section. On or prior to the date which is the eighteenth (18th) Trading Day prior to each Installment Date (each, an "Installment Notice Due Date"), we shall deliver written notice (each, a "Company Installment Notice" and the date you receive such notice is referred to as the "Company Installment Notice Date"), to you which our Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of the Preferred Shares shall be converted into Common Stock in whole or in part pursuant to a Company Conversion (such amount to be converted, including any accrued Additional Amount related to the applicable Preferred Shares, the "Company Conversion Amount"), (B) state that we elect to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Certificate of Designations, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption (such amount to be redeemed, including any accrued Additional Amount related to the applicable Preferred Shares, the "Company Redemption Amount") and the portion, if any, that we elect to convert pursuant to a Company Conversion which amounts when added together, must at least equal the applicable Installment Amount, (ii) if the Installment Amount is to be paid, in whole or in part, in Common Stock pursuant to a Company Conversion, certify that the Equity Conditions have been satisfied as of the applicable Company Installment Notice Date and (iii) states the number of issued and outstanding shares of Common Stock as of such Company Installment Notice Date. Each Company Installment Notice shall be irrevocable. If we do not timely deliver a Company Installment Notice in accordance with this section, then we would be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and shall be deemed to have certified that the Equity Conditions in connection with any such conversion on the applicable Company Installment Notice Date and Installment Date have been satisfied. Except as expressly provided in this section, we will convert and/or redeem the applicable Installment Amount of the Preferred Shares pursuant to this section pro rata among the holders of Preferred Stock. The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this section) shall be converted in accordance with “-Mechanics of Company Conversion” and the Company Redemption Amount shall be redeemed in accordance with “-Company Installment Conversion or Redemption”. Notwithstanding anything herein to the contrary, in the event of any partial conversion or redemption of any Preferred Share Certificate, the Principal amount converted or redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless you otherwise indicate and allocate among any Installment Dates hereunder in the applicable Conversion Notice or Redemption Notice, as applicable.

Mechanics of Company Conversion. (1) If we deliver a Company Installment Notice and confirm, or are deemed to have confirmed, in whole or in part, a Company Conversion in accordance with “-Company Installment Conversion or Redemption,” then on the date which is the fifteenth (15th) Trading Day prior to each Installment Date (each, an "Installment Pre-Payment Date"), we shall, or shall direct the Transfer Agent to credit your account with DTC for a number of shares of Common Stock equal to your quotient of (A) such Company Conversion Amount for you divided by (B) the Initial Company Conversion Price (the "Pre-Installment Conversion Shares"). On the applicable Installment Date, we will deliver a notice setting forth the calculation of the Installment Balance Conversion Shares (and the calculation of the component parts of such calculation) to you and will, or shall direct the Transfer Agent to, credit your account with DTC for a number of additional shares of Common Stock, if any, equal to your Installment Balance Conversion Shares. In accordance with “Redemption at Option of Holders - Redemption Option Upon Triggering Event” if a Triggering Event occurs during the period from any Company Installment Notice Date through the Installment Settlement Date you may elect a Triggering Event Redemption in accordance with “Redemption at Option of Holders”.

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Further Company Conversion Mechanics. All Pre-Installment Conversion Shares and Installment Balance Conversion Shares shall be fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share). If the Equity Conditions are not satisfied as of the Company Installment Notice Date, then unless we have elected to redeem such Installment Amount in cash, the Company Installment Notice shall indicate that unless you waive the Equity Conditions, the Installment Amount shall be redeemed in cash. If we confirmed (or we are deemed to have confirmed by operation of “-Company Installment Conversion or Redemption”) the conversion of the applicable Company Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Company Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of “-Company Installment Conversion or Redemption”) but an Equity Conditions Failure occurred between the applicable Company Installment Notice Date and any time through the applicable Installment Date, we will provide you a subsequent notice to that effect. If the Equity Conditions are not satisfied (or waived in writing by you) during such period, then at your option, designated in writing to us, you may require us to do either one or both of the following: (i) the Company shall redeem all or any part designated by you of the Company Conversion Amount (including at your election, such amount converted to Pre-Installment Conversion Shares in which case you shall return such Pre-Installment Conversion Shares, which you have not otherwise sold, transferred or disposed of, to us) (such designated amount is referred to as the "First Redemption Amount") on such Installment Date and we shall pay to you on such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 125% of such First Redemption Amount, and/or (ii) the Company Conversion shall be null and void with respect to all or any part designated by you of the unconverted Company Conversion Amount and you shall be entitled to all the rights of a holder of Preferred Shares with respect to such amount of the Company Conversion Amount; provided, however, that the Conversion Price for such unconverted Company Conversion Amount shall thereafter be adjusted to equal the lowest of (a) the then applicable Conversion Price, (b) the Company Conversion Price as in effect on the date on which you voided the Company Conversion and (c) the Company Conversion Price as in effect on the date on which you deliver a Conversion Notice relating thereto. If we fail to redeem any First Redemption Amount on or before the applicable Installment Date, by payment of such amount on the applicable Installment Date, then you shall have the rights set forth in “Redemption at Option of Holders – Triggering Event” as if we failed to pay the applicable Company Installment Redemption Price (as defined below) and all other rights as a holder of Preferred Shares (including, without limitation, such failure constituting a Triggering Event described in “Redemption at Option of Holders – Triggering Event”). Notwithstanding anything to the contrary in this section, but subject to “Limitation to Conversion,” until we credit your account with DTC for the shares of Common Stock representing the Company Conversion Amount to you, the Company Conversion Amount may be converted by you into Common Stock pursuant to “Conversion of Preferred Shares.” In the event you elect to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless you otherwise indicate and allocate among any Installment Dates hereunder in the applicable Conversion Notice or other applicable notice.

Mechanics of Company Redemption. If we elect, or is deemed to have confirmed, a Company Redemption in accordance with “Redemption by Company – Company Installment Conversion or Redemption – General”, then the Company Redemption Amount which is to be paid to you on the applicable Installment Date shall be redeemed by us, and we will pay to you on such Installment Date, by wire transfer of immediately available funds, an amount in cash (the "Company Installment Redemption Price") equal to 100% of the Company Redemption Amount. If we fail to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then (i) you shall have the rights set forth in “Redemption at Option of Holders – Triggering Event” as if we failed to pay the applicable Company Installment Redemption Price and all other rights as a holder of Preferred Shares (including, without limitation, such failure constituting a Triggering Event described in “Redemption at Option of Holders – Triggering Event” at your option as designated in writing to us (any such designation shall be deemed a "Conversion Notice" pursuant to “Conversion of Preferred Shares – Mechanics of Conversion”), you may require us to convert all or any part of the Company Redemption Amount at the Company Conversion Price as in effect on the applicable Installment Date. Conversions required by this section shall be made in accordance with the provisions of “Conversion of Preferred Shares.” Notwithstanding anything to the contrary in this section, but subject to “Limitation on Conversion,” until the Company Installment Redemption Price (together with any interest thereon) is paid in full, the Company Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by you into Common Stock pursuant to “Conversion of Preferred Shares.” In the event that you elect to convert the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless you otherwise indicate and allocate among any Installment Dates hereunder in the applicable Conversion Notice or other applicable notice.

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Other than as specifically permitted by the Certificate of Designations, we will not redeem any of the outstanding Preferred Shares and any unpaid Dividends thereon.

Other Rights of Holders

Assumption. We will not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of our obligations under the Certificate of Designations and the other Transaction Documents in accordance with the provisions of this section pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements, if so requested by you, to deliver to you in exchange for your Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and dividend rate equal to the Stated Value and the Dividend Rate of the Preferred Shares, having similar conversion rights and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. No later than (i) thirty (30) days prior to the occurrence or consummation of any Fundamental Transaction or (ii) if later, the first Trading Day following the date we first become aware of the occurrence or potential occurrence of a Fundamental Transaction, we will deliver written notice thereof via facsimile or electronic mail and overnight courier to you. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, we and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and we shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term "Company" under the Certificate of Designations (so that from and after the date of such Fundamental Transaction, each and every provision of the Certificate of Designations referring to the "Company" shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and we and the Successor Entity or Successor Entities, jointly and severally, may exercise our every right and power prior thereto and shall assume all of our obligations prior thereto under the Certificate of Designations with the same effect as if we and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in the Certificate of Designations, and, solely at the your request, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under the Certificate of Designations) to you in exchange for your Preferred Shares a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to the Preferred Shares and convertible for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the "Successor Capital Stock") equivalent (as set forth below) to the shares of Common Stock acquirable and receivable upon conversion of your Preferred Shares (without regard to any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to you shall equal the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash ("Non-Cash Consideration"), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction, that you would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had your Preferred Shares been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) divided by (ii) the per share Closing Sale Price of such corresponding capital stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction), and, such security shall be satisfactory to you, and with an identical conversion price to the Conversion Price hereunder (such adjustments to the conversion price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of the Preferred Shares that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by you solely at your option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, we and the Successor Entity or Successor Entities shall deliver to you confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the occurrence or consummation of the Fundamental Transaction, as elected by you solely at your option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the conversion of the Preferred Shares prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that you would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had the Preferred Shares been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations), as adjusted in accordance with the provisions of the Certificate of Designations. The provisions of this section shall apply similarly and equally to successive Fundamental Transactions.

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Purchase Rights. If at any time we grant, issue or sell any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then you will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which you could have acquired if you had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that your right to participate in any such Purchase Right would result in you and your other Attribution Parties exceeding the Maximum Percentage, if applicable, then you will not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for you until such time or times as your right thereto would not result in you and your other Attribution Parties exceeding the Maximum Percentage, at which time or times you will be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "Corporate Event"), we will make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, you will thereafter have the right to receive upon conversion of your Preferred Shares at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by you, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of your Preferred Shares prior to such Corporate Event (but not in lieu of such items still issuable under “Dividends – Participation” and “-Purchase Rights,” which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which you would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had your Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion of the Preferred Shares). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this section shall apply similarly and equally to successive Corporate Events.

S-27

Reservation of Shares

We will initially reserve 9,501,850 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) shares of Common Stock for issuances upon conversion of the Preferred Shares and will thereafter have sufficient authorized and unissued shares of Common Stock to effect the conversion of the Preferred Shares at the Conversion Rate (without regard to any limitations or restrictions herein on any such conversion) with respect to the Conversion Amount of each such Preferred Share (the "Required Reserve Amount"). We will, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of our authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as will from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding; provided that at no time will the number of shares of Common Stock so reserved be less than the Required Reserve Amount; provided, further, that any Pre-Dividend Shares and Dividend Shares issued by us will not be issued from any Common Stock so reserved. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event you shall sell or otherwise transfer any of your Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares (other than pursuant to a transfer of Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders, pro rata based on the number of Preferred Shares then held by such Holders.

Insufficient Authorized Shares. If at any time while any of the Preferred Shares remain outstanding we do not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy our obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then we will immediately take all action necessary to increase our authorized shares of Common Stock to an amount sufficient to allow us to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, we will hold a meeting of our stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, we will provide each stockholder with a proxy statement and shall use our best efforts to solicit our stockholders' approval of such increase in authorized shares of Common Stock and to cause our board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at such time of an Authorized Share Failure, we are able to obtain the written consent of a majority of the shares of our issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, we may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

S-28

Voting Rights

You are entitled to the whole number of votes equal to the number of shares of Common Stock into which your Preferred Shares would be convertible on the record date for the vote or consent of stockholders, but in lieu of using the Conversion Price in effect as of such record date, such votes shall be calculated based on the higher of (i) the then existing Conversion Price and (ii) $1.16 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction from and after the Subscription Date), and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. You will be entitled to receive the same prior notice of any stockholders' meeting as is provided to the holders of Common Stock in accordance with our bylaws, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders, in which case the Holders only shall vote as a separate class.

Limitation on Conversions

Beneficial Ownership. We shall not effect the conversion of any portion of your Preferred Shares, and you will not have the right to convert any portion of your Preferred Shares, to the extent that after giving effect to such conversion, you together with your other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by you and your other Attribution Parties shall include the number of shares of Common Stock held by you and all your other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of your Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of Preferred Shares beneficially owned by you or any of your other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other of our securities (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by you or any of your other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this this section. For purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock you may acquire upon the conversion of your Preferred Shares without exceeding the Maximum Percentage, you may rely on the number of outstanding shares of Common Stock as reflected in (i) our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by us or (iii) any other written notice by us or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If we receive a Conversion Notice from you at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, we will shall notify you in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause your beneficial ownership, as determined pursuant to this section, to exceed the Maximum Percentage, you must notify us of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon your written or oral request, we will within one (1) Trading Day confirm orally and in writing to you the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to our conversion or exercise of securities, including the Preferred Shares, by you and any of your other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to you upon conversion of your Preferred Shares results in you and your other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which your and your other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and you shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to us, you may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to us and (ii) any such increase or decrease will apply only to you and your other Attribution Parties and not to any other Holder that is not an Attribution Party of you. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by you for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this section to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this section or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor Holder.

S-29

Principal Market Regulation. We will not be obligated to issue any shares of Common Stock pursuant to the terms of the Certificate of Designations, and you shall not have the right to receive any shares of Common Stock pursuant to the terms of the Certificate of Designations, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which we may issue pursuant to the Certificate of Designations or otherwise without breaching our obligations under the rules or regulations of the Principal Market (the "Exchange Cap") except that such limitation shall not apply in the event that we (A) obtain the approval of our stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to us that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, you will not be issued in the aggregate, pursuant to the terms of the Certificate of Designations, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of Preferred Shares issued to you pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of all Preferred Shares issued to the Holders pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to you, the "Exchange Cap Allocation"). In the event that you sell or otherwise transfer any of your Preferred Shares, the transferee shall be allocated a pro rata portion of your Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that you convert all of your Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than your Exchange Cap Allocation, then the difference between your Exchange Cap Allocation and the number of shares of Common Stock actually issued to you shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Shares then held by each such Holder.

Baby Shelf Rules. We shall not be obligated to issue any shares of Common Stock pursuant to the terms of the Certificate of Designations, and you will not have the right to receive any shares of Common Stock pursuant to the terms of the Certificate of Designations, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which Holders may receive pursuant to the Certificate of Designations without exceeding any applicable securities laws (the "Baby Shelf Cap"). You will not be issued in the aggregate, pursuant to the terms of the Certificate of Designations, shares of Common Stock in an amount greater than the product of the Baby Shelf Cap multiplied by a fraction, the numerator of which is the number of Preferred Shares issued to you pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of all Preferred Shares issued to the Holders pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each such Holder, the "Baby Shelf Cap Allocation"). In the event that you sell or otherwise transfer any of your Preferred Shares, the transferee shall be allocated a pro rata portion of your Baby Shelf Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Baby Shelf Cap Allocation allocated to such transferee. In the event that you convert all of your Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than your Baby Shelf Cap Allocation, then the difference between your Baby Shelf Cap Allocation and the number of shares of Common Stock actually issued to you shall be allocated to the respective Baby Shelf Cap Allocations of the remaining Holders on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Shares then held by you.

S-30

Change of Control Redemption Right; Dissolution, Winding-Up

Change of Control. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, we will deliver written notice thereof via facsimile or electronic mail and overnight courier to you (a "Change of Control Notice") setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date (as defined below) if then known. At any time during the period (the "Change of Control Period") beginning after your receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, you may require us to redeem (a "Change of Control Redemption") all or any portion of your Preferred Shares by delivering written notice thereof ("Change of Control Redemption Notice") to us, which Change of Control Redemption Notice shall indicate the Conversion Amount you are electing to redeem. Any Preferred Shares subject to redemption pursuant to this section shall be redeemed by us in cash at a price equal to the sum of (I) the greater of (i) 125% of the Conversion Amount being redeemed and (ii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the greatest Closing Sale Price of the Common Stock during the period commencing as of the Trading Day immediately prior to the public announcement of such proposed Change of Control and ending as of the Trading Day immediately prior to the consummation of such Change of Control by (2) the lowest Fixed Conversion Price in effect during such period and (II) the applicable Make-Whole Amount for the Preferred Shares being redeemed (the "Change of Control Redemption Price"). We will make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within five (5) Trading Days after our receipt of such notice otherwise (the "Change of Control Redemption Date"). To the extent redemptions required by this section are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by us, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this section, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this section may be converted, in whole or in part, by you into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the Successor Entity substantially equivalent to our Common Stock pursuant to “Conversion of Preferred Shares – Mechanics of Conversion.” In the event of a partial redemption of the Preferred Shares pursuant hereto, the Stated Value redeemed shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to you, unless you shall otherwise specify in the Change of Control Redemption Notice or other applicable notice. The parties hereto agree that in the event of the our redemption of any portion of the Preferred Shares under this section, your damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for you. Accordingly, any redemption premium due under this section is intended by the parties to be, and shall be deemed, a reasonable estimate of your actual loss of your investment opportunity and not as a penalty. In the event that we do not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then you have the right to void the redemption pursuant to “Redemption at Option of Holders – Void Redemption.”

Liquidation. In the event of a Liquidation Event, you are entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to our stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the Junior Shares, an amount per Preferred Share equal to the sum of the Conversion Amount plus the Make-Whole Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the your Preferred Shares and your shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), if any, then you and shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to you as a liquidation preference, in accordance with your respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all Holders and Pari Passu Shares. After the foregoing distributions, you shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to “Conversion of Preferred Shares,” to participate in the distribution of any remaining of our assets to the holders of the outstanding Common Stock. To the extent necessary, we will cause such actions to be taken by any of our Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to you in accordance with this section. All the preferential amounts to be paid to you under this section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of our Liquidation Funds to the holders of, shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this section applies. Our purchase or redemption of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

S-31

Insufficient Assets

If upon a Redemption Date, our assets are insufficient to pay the applicable Redemption Price, we will (i) take all appropriate action reasonably within our means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible Conversion Amount that it can redeem on such date, pro rata among the holders of the Preferred Shares to be redeemed in proportion to the aggregate number of Preferred Shares outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when our additional assets become available to redeem the remaining Conversion Amount of the Preferred Shares, we will use such assets, at the end of the then current calendar month, to redeem the balance of such Conversion Amount of the Preferred Shares, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such calendar month for any other purpose. Dividends on the Preferred Shares that have not been redeemed shall continue to accrue until such time as we redeem the Preferred Shares. We will pay you the applicable Redemption Price without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of the applicable Redemption Price could reasonably be expected to result in personal liability to our directors.

Ranking

All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon our liquidation, dissolution and winding up. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, we will not hereafter authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon a Liquidation Event. We will be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon our liquidation, dissolution and winding up, provided, that the maturity date (or any other date requiring redemption, repayment or any other payment, including, without limitation, dividends in respect of any such preferred shares) of any such junior preferred shares is not on or before 91 days after the Maturity Date. In the event of the merger or consolidation with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may not be pari passu with, or junior to, any Capital Stock of the successor entity) and no merger shall result inconsistent therewith.

Vote to Change the Terms of or Issue Preferred Shares

In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before we may:

•	amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

•	increase or decrease (other than by conversion) the authorized number of shares of Preferred Shares;

•	amend any provision of the Certificate of Designations with respect to the Preferred Shares; or

•	whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

Any Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately cancelled and shall not be reissued, sold or transferred.

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Transfer of Preferred Shares

You may assign some or all of the Preferred Shares and the accompanying rights hereunder held by you without our consent; provided that such assignment is in compliance with applicable securities laws.

Certain Defined Terms.

For purposes of the Certificate of Designations, the following terms shall have the following meanings:

"Additional Amount" means, on a per Preferred Share basis, the product of (A) the result of the following formula: (Dividend Rate)(N/365) and (B) the Stated Value.

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Approved Stock Plan" means any employee benefit plan which has been approved by our Board of Directors, pursuant to which our securities may be issued to any employee, officer or director for services provided to us.

"Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by any Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of any Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with any Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of our Common Stock would or could be aggregated with any Holder's and such Holder's other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively each Holder and all such Holder's other Attribution Parties to the Maximum Percentage.

"Bloomberg" means Bloomberg Financial Markets.

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

"Capital Stock" means: (A) in the case of a corporation, corporate stock; (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership or limited liability company interests; and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company.

"Change of Control" means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the our voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing our jurisdiction of incorporation.

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"Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by us and the Required Holders. If we and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to “Conversion of Preferred Shares – Mechanics of Conversion – Dispute Resolution.” All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

"Common Stock" means (i) our common stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

"Company Conversion Price" means, with respect to any Installment Date, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable Installment Date or other applicable date of determination.

"Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

"Conversion Amount" means the sum of (A) the Stated Value and (B) the Additional Amount.

"Conversion Price" means (i) $1.74, subject to adjustment as provided herein (the price set forth in this clause (i), the "Fixed Conversion Price") or (ii) with respect to a Qualifying Conversion, the lower of (I) the Fixed Conversion Price and (II) the Market Price as in effect on the applicable date of determination (the price set forth in this clause (ii), the "Alternative Conversion Price").

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

"Dividend Balance Shares" means, for any Dividend Date, a number of shares of Common Stock equal to (i) the Post-Dividend Shares with respect to such Dividend Date minus (ii) the amount of any Pre-Dividend Shares delivered on the related Dividend Pre-Payment Date; provided that in the event that the amount of Pre-Dividend Shares exceeds the Post-Dividend Shares for such date (such excess, the "Dividend Shares Excess"), the Dividend Balance Shares shall equal zero (0) for such date and in no event shall (x) any Dividend Shares Excess reduce the number of Pre-Dividend Shares payable on the next Dividend Pre-Payment Date, if any, and (y) any Holder be required to return any Dividends Shares Excess to the Company.

"Dividend Conversion Price" means, with respect to any Dividend Date, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable Dividend Date or other applicable date of determination.

"Dividend Notice Due Date" means the eighteenth (18th) Trading Day prior to the applicable Dividend Date.

"Dividend Pre-Payment Date" means the fifteenth (15th) Trading Day prior to the applicable Dividend Date.

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"Dividend Rate" means (A) nine percent (9.0%) per annum and (B) for the period from and after the occurrence of a Triggering Event through such time that such Triggering Event is cured, eighteen percent (18%) per annum.

"Dividend Share Ratio" means, as to any applicable date of determination, (i) the number of Pre-Dividend Shares delivered in connection with a Dividend Date divided by (ii) the number of Post-Dividend Shares relating to such Dividend Date.

"Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., The NYSE MKT LLC, The NASDAQ Global Select Market or The NASDAQ Global Market.

"Equity Conditions" means: (A) on each day during the Equity Conditions Measuring Period, all shares of Common Stock issued and issuable pursuant to the terms of the Certificate of Designations (without regard to any limitation or restriction on conversion or exercise set forth herein), including, without limitation, the Pre-Dividend Shares and the Dividend Shares issuable on the applicable Dividend Pre-Payment Date or Dividend Date, as applicable, and the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion, as applicable, requiring the satisfaction of the Equity Conditions, shall be either (x) issued or, to the extent not yet issued, issuable without restrictive legends and shall be eligible for sale without restriction or limitation pursuant to Rule 144 of the Securities Act and without the need for registration under any applicable federal or state securities laws or (y) be subject to an effective registration statement; (B) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or an Eligible Market and shall not have been suspended from trading from all such exchanges or markets nor shall proceedings for such delisting or suspension from any applicable exchanges or markets have been commenced, threatened or pending either, in the case of such exchange or market in writing by such exchange or market (provided, however, that in the event proceedings for such delisting or suspension have been threatened or commenced, Company shall have ninety (90) days from such threat or commencement, whichever is earlier, to cure such failure before it is deemed, for all purposes hereunder, to have failed to satisfy such Equity Condition); (C) on each day during the Equity Conditions Measuring Period, the Company shall have delivered Common Stock upon conversion of the Preferred Shares on a timely basis as set forth in “Conversion of Preferred Shares – Mechanics of Conversion” hereof; (D) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating “Limitation on Conversion” hereof or the rules or regulations of the applicable Eligible Market; (E) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within ten (10) Business Days of when such payment is due pursuant to any Transaction Document; (F) during the Equity Conditions Measuring Period, there shall not have occurred either (1) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (2) a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (G) the Company shall have no knowledge of any fact that would cause all shares of Common Stock issued and issuable pursuant to the terms of the Certificate of Designations not to be eligible for sale without restriction or limitation pursuant to Rule 144 of the Securities Act and without the need for registration (other than as required under the Registration Statement) under any applicable federal or state securities laws; (H) the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; (I) the Company shall have obtained the Stockholder Approval (as defined in the Securities Purchase Agreement); (J) on each day during Equity Conditions Measuring Period, no Holder shall be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agent or affiliates; (K) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market; (L) the daily dollar trading volume of the Common Stock as reported by Bloomberg shall be at least $350,000 on no less than ten (10) Trading Days during the twenty (20) consecutive Trading Day immediately preceding the applicable date of determination; (M) the arithmetic average of the daily dollar trading volume of the Common Stock as reported by Bloomberg during the twenty (20) consecutive Trading Day immediately preceding the applicable date of determination shall be no less than $350,000; (N) the arithmetic average of the Weighted Average Prices of the Common Stock on each Trading Day during the Equity Conditions Measuring Period exceeds $0.53 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date); and (O) on each day during the Equity Conditions Measuring Period, the Company is in compliance with the requirement set forth in Rule 144(c)(1).

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"Equity Conditions Failure" means that on any day during the period commencing ten (10) Trading Days prior to the applicable date of determination through the applicable date of determination, the Equity Conditions have not been satisfied (or waived in writing by such Holder).

"Equity Conditions Measuring Period" means each day during the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

"Equity Interests" means (i) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (ii) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Securities" means no more than an aggregate pursuant to all of the following events of 2,345,564 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Subscription Date) (the "Excluded Securities Cap") issued or issuable or deemed to be issued in accordance with “Conversion of Preferred Shares – Adjustments to Fixed Conversion Price” hereof by the Company: (A) under any Approved Stock Plan; (B) in accordance with the terms of the Certificate of Designations; provided, that the Certificate of Designations is not amended, modified or changed on or after the Subscription Date; (C) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided, that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date, (D) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to an unaffiliated Person (or to the equity holders of an unaffiliated Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities or (E) in accordance with the terms of any securities issued to any of the initial Holders; provided, however, that the Excluded Securities Cap shall not apply to, and the Excluded Securities Cap shall be calculated irrespective of any restricted shares of Common Stock with respect to which the Company has not and will not file a registration statement for the issuance or resale of such shares pursuant to the Securities Act, and which are issued in connection with (i) the acquisition from Maglenta Enterprises Inc. and Champfremont Holding Ltd. of all of the issued and outstanding equity interests of the PayOnline group of companies consisting of PayOnline System LLC, Innovative Payment Technologies LLC, Polimore Capital Limited and Brosword Holding Limited, by TOT Group Europe, Ltd., a Subsidiary of the Company, and (ii) pursuant to the foregoing clause (D).

"Fixed Conversion Price" shall have the meaning set forth in clause (i) of the definition of "Conversion Price".

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"Fundamental Transaction" means (i) that we will, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not we are the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets or any of our "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow us to be subject to or have our Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify our Common Stock, (ii) that we shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of our Common Stock or other equity securities sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring our other stockholders to surrender their shares of Common Stock without approval of our stockholders or (iii) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

"GAAP" means United States generally accepted accounting principles, consistently applied.

"Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

"Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

"Initial Company Conversion Price" means, with respect to any Installment Pre-Payment Date, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable Installment Pre-Payment Date or other applicable date of determination.

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"Initial Dividend Conversion Price" means, with respect to any Dividend Pre-Payment Date, that price which shall be the lowest of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable Dividend Pre-Payment Date or other applicable date of determination.

"Installment Amount" means with respect to each Installment Date, an amount equal to the sum of (i) the aggregate Stated Amount of the lesser of (A) one thousand (1,000) Preferred Shares (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) and (B) the number of Preferred Shares outstanding on such Installment Date, (ii) any Deferral Amount deferred pursuant to “Redemption by the Company – Company Installment Conversion or Redemption” and included in such Installment Amount, (ii) the applicable Make-Whole Amount for the Preferred Shares included in such Installment Amount and (iv) any accrued and unpaid Dividends with respect to such Preferred Shares, as any such Installment Amount for each Holder may be reduced pursuant to the terms hereof, whether upon conversion, redemption or otherwise. In the event a Holder shall sell or otherwise transfer or assign any Preferred Shares, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder.

"Installment Balance Conversion Shares" means, for any Installment Date, a number of shares of Common Stock equal to (i) the Post-Installment Conversion Shares with respect to such Installment Date minus (ii) the amount of any Pre-Installment Conversion Shares delivered on the related Installment Pre-Payment Date; provided that in the event that the amount of Pre-Installment Conversion Shares exceeds the Post-Installment Conversion Shares for such date, (such excess, the "Installment Shares Excess"), the Installment Balance Conversion Shares shall equal zero (0) for such date and in no event shall any Installment Shares Excess reduce the number of Pre-Installment Conversion Shares payable on the next Installment Pre-Payment Date, if any

"Installment Date" means, the last Trading Day of each calendar month through the Maturity Date, with the first Installment Date being May 29, 2015.

"Issuance Date" means April 30, 2015.

"Lead Investor" means [               ].

"Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of us or our Subsidiaries the assets of which constitute all or substantially all of our assets of the business and our Subsidiaries taken as a whole, in a single transaction or series of transactions.

"Make-Whole Amount" means, the amount of any Dividends per applicable Preferred Share that, but for the event requiring the payment of the Make-Whole Amount, would have accrued with respect to such Preferred Share if the Preferred Shares had remained outstanding for the period from such event through the Maturity Date.

"Make-Whole Price" means with respect to any Conversion Date, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable related Conversion Date or other applicable date of determination.

"Market Price" means 92% of the lowest of (i) the arithmetic average of the three (3) lowest Weighted Average Prices of the Common Stock during the fifteen (15) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable date of determination, (ii) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the applicable date of determination and (iii) the Weighted Average Price of the Common Stock on the applicable date of determination. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such period.

"Maturity Date" means April 30, 2017.

"N" means the number of days from, but excluding, the last Dividend Date with respect to which dividends have been paid in full by us on the applicable Preferred Share, or the Issuance Date if no Dividend Date has occurred.

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"Option Value" means the value of an Option based on the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined as of (i) the Trading Day prior to the public announcement of the applicable Option if the issuance of such Option is publicly announced or (ii) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (a) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (b) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of (i) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (ii) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (c) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance, (d) a zero cost of borrow and (e) a 360 day annualization factor.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

"Pro Rata Portion" means, for each Holder, at any time of determination, a fraction the numerator of which is the number of Preferred Shares held by such Holder on the Issuance Date and the denominator of which is the total number of Preferred Shares issued on the Issuance Date. In the event that a Holder shall sell or otherwise transfer any of its Preferred Shares, the transferee shall be allocated a pro rata portion of the transferring Holder's Pro Rata Portion.

"Post-Dividend Shares" means, for any Dividend Date and without taking into account the delivery of any Pre-Dividend Shares, that number of shares of Common Stock equal to the applicable amount of Dividends to be paid in Dividend Shares for such Dividend Date divided by the Dividend Conversion Price, rounded up to the nearest whole number.

"Post-Installment Conversion Shares" means, for any Installment Date and without taking into account the delivery of any Pre-Installment Conversion Shares, that number of shares of Common Stock equal to the applicable Company Conversion Amount for such Installment Date divided by the Company Conversion Price, rounded up to the nearest whole number.

"Principal Market" means The NASDAQ Capital Market.

"Qualifying Conversion" means conversion of a Conversion Amount not exceeding on any given Trading Day three (3) times the Installment Amount due on the Installment Date immediately following the applicable date of determination.

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"Redemption Dates" means, collectively, the Triggering Event Redemption Date, the Change of Control Redemption Date, any Installment Date and the date of any other redemption set forth herein, each of the foregoing, individually, a "Redemption Date".

"Redemption Prices" means, collectively, the Triggering Event Redemption Price, the Change of Control Redemption Price, any Installment Amount and any other redemption price set forth herein (including in each case any interest, damages and Make-Whole Amount thereon), each of the foregoing, individually, a "Redemption Price".

"Registration Statement" means such registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the registration statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act and the published rules and regulations thereunder and deemed to be part thereof at the time of effectiveness pursuant to Rules 430A and 430B of the Securities Act and the published rules and regulations thereunder.

"Required Holders" means the holders of Preferred Shares representing at least sixty-five percent (65%) of the aggregate Preferred Shares then outstanding and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any Preferred Shares.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of the Subscription Date, by and among us and the investors referred to therein.

“Stated Value" means per Preferred Share, $1,000, subject to adjustment to preserve such value for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Preferred Shares after the Subscription Date.

"Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

"Subscription Date" means April 30, 2015.

"Subsidiaries" means any joint venture or entity in which we, directly or indirectly, own capital stock or an equity or similar interest, including any Subsidiaries formed or acquired after the Subscription Date.

"Successor Entity" means the Person, which may be us, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under the Certificate of Designations including any constructive payment or any payment in a form other than cash..

“Trading Day" means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

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"Transaction Documents" means the Certificate of Designations, the Securities Purchase Agreement and each of the other agreements entered into by the parties to the Securities Purchase Agreement in connection with the transactions contemplated by the Securities Purchase Agreement.

"Weighted Average Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such Eligible Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)); (b) if the Common stock is not then listed or quoted on an Eligible Market, and if the Common Stock is listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.) (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Required Holders and reasonably acceptable to us, the fees and expenses of which shall be paid by us. If we and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to “Conversion of Preferred Shares – Mechanics of Conversion- Dispute Resolution”. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

*  *  *  *  *

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USE OF PROCEEDS

Our net proceeds from the sale of our Convertible Preferred Stock offered in this offering may be used for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures, as well as for the cash portion of the acquisition of PayOnline, and for the purchase of residual distributions from agents.

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CAPITALIZATION

The table below sets forth our cash, cash equivalents, and short-term investments and capitalization as of December 30, 2014:

•         on an actual basis;

•          on an as adjusted basis, to give effect to this sale of the Convertible Preferred Stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and related notes thereto incorporated by reference in this prospectus supplement.

	As of December 31, 2014
	Actual	As Adjusted
Total Indebtedness:	$3,315,000	$3,315,000
Total Equity:	$5,485,045	$10,575,045
Total Capitalization:	$8,800,045	$13,890,045

Adjustments:

Preferred Stock Sold	$5,500,000
Commission (Revere)	$(275,000)
Legal Fees (estimated)	$(130,000)
Accounting Fees	$(5,000)
Total Adjustments	$5,090,000

Indebtedness:

Short term loans	—
Notes Payable (current portion)	$98,493
Notes Payable (non-current portion)	$3,216,507
Total Indebtedness	$3,315,000

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PRICE RANGE OF COMMON STOCK; DIVIDEND POLICY

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “NETE.” The following table sets forth the high and low sales prices for transactions involving our Common Stock during each calendar quarter.

	High	Low
2015
First Quarter through March 31, 2015	$1.43	$1.03
Second Quarter through April 29, 2015	$1.26	$1.13

2014:
Fourth Quarter	$2.48	$1.06
Third Quarter	$5.75	$.88
Second Quarter	$3.49	$1.51
First Quarter	$5.35	$3.15

2013:
Fourth Quarter	$5.01	$2.12
Third Quarter	$6.56	$4.25
Second Quarter	$6.53	$2.31
First Quarter	$4.00	$1.90

On April 29, 2015, the last reported sale price of our Common Stock on the NASDAQ Capital Market was $1.15 per share. As of March 27, 2015, the number of beneficial holders of our Common Stock was approximately 47,460,032.

We do not intend to declare dividends in the foreseeable future. We expect to retain earnings to finance the continuing development of our business. Future dividends, if any, will depend upon our financial condition, results of operations, capital requirements and compliance with debt covenants as well as other factors considered relevant by our board of directors.

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UNDERWRITING

On January 22, 2015, the Company entered into the Distribution Agreement with Revere. Pursuant to and subject to the terms of the Distribution Agreement, the Company may offer and sell from time to time at its sole discretion, exclusively through Revere, acting as sales agent, and Revere agreed to use its best efforts to sell for the Company, the shares of the Company’s common stock, preferred stock, warrants, units or subscription rights, having an aggregate offering price of up to $50,000,000. Revere is acting as a placement agent in connection with the offer and sale of the Convertible Preferred Stock.

Pursuant to the Distribution Agreement, in no event will the Company issue or sell securities under the Distribution Agreement with a value exceeding more than one-third of the Company public float in any 12 month period where the public float remains below $75,000,000, or if such issuance would result in the issuance of more than 19.999% of the amount of common stock of the Company issued and outstanding unless the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20% or NASDAQ has provided a waiver of the applicable NASDAQ Listing Rules.

Revere will use its best efforts consistent with its normal trading and sales practices to sell the Convertible Preferred Stock, based upon instructions from the Company (including any price, time or size limits the Company may impose). The amount of compensation to be paid to Revere with respect to this placement of Convertible Preferred Stock will be equal to 5.00% of the gross proceeds from such placement.

The sales of the securities of the Company under the Distribution Agreement will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-199432), including the prospectus dated December 3, 2014, as supplemented by the prospectus supplement filed on January 28, 2015 and this prospectus supplement.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes material U.S. federal income tax considerations associated with the purchase, ownership and disposition of our (i) Convertible Preferred Stock and (ii) Common Stock into which such Convertible Preferred Stock may be converted. Except where noted, this discussion deals only with shares of our (i) Convertible Preferred Stock or (ii) Common Stock acquired by way of dividends or upon conversion of the Convertible Preferred Stock, in each instance that are held as capital assets (generally, property held for investment) and in each instance by holders who acquire our Convertible Preferred Stock in this offering at the initial offering price. This discussion does not address special situations, such as those of:

•	dealers in securities or currencies;
•	banks and other financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities;
•	insurance companies;
•	persons holding our Convertible Preferred Stock or Common Stock as a part of a hedging, integrated or conversion transaction or a straddle;
•	partnerships or other pass-through entities (or investors therein);
•	U.S. Holders whose “functional currency” is not the U.S. dollar;
•	controlled foreign corporations;
•	United States expatriates;
•	passive foreign investment companies;
•	non-U.S. trusts or estates with U.S. beneficiaries;
•	U.S. Holders who hold Convertible Preferred Stock or Common Stock through non-U.S. brokers or other non-U.S. intermediaries;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, actually or constructively, 5% or more of our Convertible Preferred Stock or 5% or more of our Common Stock; or
•	persons liable for alternative minimum tax.

This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift taxes) or any tax consequences arising under the laws of any state, local or foreign jurisdiction. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Department regulations promulgated thereunder (the “Treasury Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and any of such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Holder” means a beneficial owner of our Convertible Preferred Stock or Common Stock that is, for U.S. federal income tax purposes,:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) organized under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. Holder” means a beneficial owner of our Convertible Preferred Stock or Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

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If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Convertible Preferred Stock or Common Stock, then the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership considering an investment in our Convertible Preferred Stock, we urge you to consult your own tax advisor as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of our Convertible Preferred Stock or Common Stock.

We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following discussion, and we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in our Convertible Preferred Stock or Common Stock.

If you are considering the purchase of our Convertible Preferred Stock, then we urge you to consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our Convertible Preferred Stock and Common Stock, as well as any consequences to you arising under other U.S. federal tax laws or under the laws of any other taxing jurisdiction.

Taxation of U.S. Holders

Distributions Generally. Distributions of cash or property that we pay in respect of our Convertible Preferred Stock or Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by a U.S. Holder upon receipt. Subject to customary conditions and limitations, any such dividend will be eligible for the dividends received deduction if received by a qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid to non-corporate U.S. Holders (including individuals) are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for non-corporate U.S. Holders (at a current maximum tax rate of 20%), provided that the U.S. Holder receiving the dividend satisfies the applicable holding period and other requirements. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in our Convertible Preferred Stock or Common Stock (determined separately for each share), and thereafter will be treated as capital gain (and thus treated in the manner described in “—Dispositions of Shares” below).

Share Distributions. We may make distributions of our Common Stock (as opposed to cash or other property) to U.S. Holders of our Convertible Preferred Stock. While not free from doubt, these distributions are intended to be treated for U.S. federal income tax purposes as if the U.S. Holder received a distribution of cash in an amount equal to the fair market value of the distributed Common Stock on the date of the distribution and thus would generally be subject to the rules applicable to cash distributions (as discussed in “—Distributions Generally” above). Accordingly, a U.S. Holder may have a tax liability on account of such distributions in excess of the cash (if any) that is received by such U.S. Holder, and therefore such U.S. Holder may have to come out of pocket to pay such tax liability. A U.S. Holder’s initial tax basis in any Common Stock received as a distribution on the Convertible Preferred Stock will generally equal the fair market value of the Common Stock on the date of the distribution, and the holding period for that Common Stock will begin on the day after such distribution.

Extraordinary Dividends. Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the Convertible Preferred Stock or our Common Stock could be characterized as an “extraordinary dividend” under the Code. If a corporate U.S. Holder receives an extraordinary dividend on stock that such U.S. Holder has held for two years or less before the dividend announcement date, then such corporate U.S. Holder will generally be required to reduce its adjusted tax basis in the Convertible Preferred Stock or Common Stock, as applicable, with respect to which such dividend was made by the nontaxed portion of such extraordinary dividend. If the amount of the reduction exceeds the corporate U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of such stock. Moreover, in the event that our Convertible Preferred Stock is treated as having a declining dividend rate under Code Section 1059(f)(2), any dividends we pay may be treated as extraordinary dividends to a corporate U.S. Holder, without regard to the amount of the dividend or the time period that the corporate U.S. Holder has held the stock.

A non-corporate U.S. Holder will be required to treat any losses on the sale or disposition of our Convertible Preferred Stock or Common Stock as long-term capital losses to the extent that any extraordinary dividends received by such non-corporate U.S. Holder qualified for the preferential long-term capital gain rate (discussed in “—Distributions Generally”, above).

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U.S. Holders are encouraged to consult their own tax advisors regarding the potential application of the extraordinary dividend rules in light of their particular circumstances, including the potential application of Section 1059(f)(2) and other rules that may adversely impact such U.S. Holders.

Increase in Liquidation Preference. If, for whatever reason, we do not declare or pay a dividend on the Convertible Preferred Stock (e.g., if an investor elects to defer some or all of any dividend payment to a subsequent payment date), then the liquidation preference of such Convertible Preferred Stock will increase by the amount of the unpaid dividend. We believe that the IRS will take the position that any such unpaid amounts may be deemed to be received by the U.S. Holder and thus taxable to the U.S. Holder at the time the liquidation preference is increased. In such a case, any deemed distribution generally will be taxable to a U.S. Holder in the same manner as an actual distribution as discussed in “—Distributions Generally” above.

Adjustments to the Conversion Rate. The conversion rate of the Convertible Preferred Stock will be adjusted in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may, in some circumstances, result in a deemed distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. Holder of the Convertible Preferred Stock, however, will generally not be considered to result in a deemed distribution to the U.S. Holder. Certain of the possible conversion rate adjustments provided in the terms of the Convertible Preferred Stock (including adjustments in respect of taxable dividends paid to holders of Common Stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings, then U.S. Holders of Convertible Preferred Stock generally will be deemed to have received a distribution even though they have not received any cash or property. Any such deemed distribution generally will be taxable to a U.S. Holder in the same manner as an actual distribution as discussed in “—Distributions Generally” above.

Conversion into Common Stock. Except as provided below (regarding amounts paid in respect of the present value of future dividends), a U.S. Holder generally will not recognize any gain or loss upon the conversion of the Convertible Preferred Stock into shares of Common Stock, except to the extent any cash or Common Stock received in connection with such conversion is attributable to accrued, accumulated or unpaid dividends, which amounts will generally be taxable as described under “—Distributions Generally” and “—Share Distributions” above, as if the U.S. Holder received cash in respect of such accrued, accumulated or unpaid dividends equal to the cash or the fair market value of such Common Stock on the date of conversion. The adjusted tax basis of Common Stock received on conversion, other than shares of Common Stock attributable to accrued, accumulated or unpaid dividends, generally will be equal to the adjusted tax basis of the converted Convertible Preferred Stock (reduced by the portion of the adjusted tax basis allocated to any fractional Common Stock exchanged for cash). The holding period of such Common Stock received on conversion generally will include the period during which the U.S. Holder held its converted Convertible Preferred Stock prior to conversion.

A U.S. Holder’s adjusted tax basis in any shares of Common Stock attributable to accrued, accumulated or unpaid dividends will equal the fair market value of such Common Stock on the conversion date, and a U.S. Holder’s holding period respecting such shares of Common Stock will begin on the day after receipt thereof.

Cash received upon conversion in lieu of a fractional share of Common Stock generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized upon the receipt of such cash in an amount equal to the difference between (i) the amount of cash received in lieu of a fractional share of Common Stock, and (ii) the adjusted tax basis allocable to the fractional share of Common Stock deemed exchanged.

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Upon certain conversions of our Convertible Preferred Stock, we may, in respect of such conversion, pay a U.S. Holder Common Stock and/or cash in respect of the present value of future dividends. In such a case, the tax consequences of such payment of cash or Common Stock are uncertain. Although not free from doubt, instead of treating such cash or shares of our Common Stock as a dividend or distribution, it may be appropriate to treat any such cash or shares of our Common Stock as additional consideration received in the conversion. If this treatment is correct, then to the extent a U.S. Holder realizes gain in the conversion, such gain should be taxable to the extent of any cash received by such U.S. Holder. For this purpose, a U.S. Holder would presumably realize gain on the conversion equal to the excess, if any, of (i) the sum of the cash and the fair market value of shares of our Common Stock received (including the shares of our Common Stock received in respect of future dividends, but excluding the shares of our Common Stock in respect of accrued and unpaid dividends) over (ii) such U.S. Holder’s adjusted tax basis in our Convertible Preferred Stock immediately prior to conversion. In such a case, any such taxable gain generally would be taxable as a dividend to the extent of our accumulated earnings and profits attributable thereto (provided that the conversion does not result in a meaningful reduction in such U.S. Holder’s equity interest in us, in which case any such taxable gain would be treated as capital gain). In addition, if the treatment described in this paragraph is correct, then a U.S. Holder’s adjusted tax basis in the shares of Common Stock received upon conversion (including the shares of our Common Stock received in respect of future dividends, but excluding the shares of our Common Stock in respect of accrued and unpaid dividends) should equal such U.S. Holder’s adjusted tax basis in the Convertible Preferred Stock converted, increased by any gain recognized by such U.S. Holder, and decreased by any cash received in respect of any future dividends and any basis allocable to any fractional shares of our Common Stock. And, in such a case, a U.S. Holder’s holding period of any Common Stock received upon conversion (including the shares of our Common Stock received in respect of future dividends, but excluding the shares of our Common Stock in respect of accrued and unpaid dividends) should include the holding period of the Convertible Preferred Stock converted. A U.S. Holder will not be permitted to recognize any loss realized upon its conversion of our Convertible Preferred Stock into our Common Stock. U.S. Holders should be aware that the tax treatment described in this paragraph is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to a portion of the then-current dividend period or to future dividends represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Distributions Generally.” U.S. Holders should consult their own tax advisors to determine the specific tax treatment of such additional shares in their particular circumstances.

Dispositions of Shares. Upon a sale, exchange or other taxable disposition of our Convertible Preferred Stock (other than pursuant to a conversion into Common Stock) or Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount realized on the sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in our Convertible Preferred Stock or Common Stock sold, exchanged or disposed. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held our Convertible Preferred Stock or Common Stock for more than twelve months at the time of disposition. A U.S. Holder’s adjusted tax basis and holding period in respect of Common Stock received in the conversion of the Convertible Preferred Stock is discussed in “—Conversion into Common Stock” above. Long-term capital gains of non-corporate U.S. Holders (including individuals) generally are subject to U.S. federal income taxation at a preferential maximum rate of 20%. The deductibility of capital losses is subject to significant limitations under the Code.

Notwithstanding the foregoing, upon a change of control, you may require the Company to purchase any outstanding Convertible Preferred Stock for cash in an amount equal to the greater of (i) 125% of the Conversion Amount, plus accrued but unpaid dividends (if any), and (ii) the then current fair market value of such shares. In such a case any amounts received respecting accrued but unpaid dividends will generally be taxed as discussed in “—Distributions Generally” above.

Net Investment Income Tax. Certain U.S. Holders who are individuals, estates, or trusts will be subject to a 3.8% net investment income tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its dividend income and its gains from the disposition of our Convertible Preferred Stock or Common Stock, unless such dividend income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates, or trusts are urged to consult their own tax advisors regarding the applicability of the net investment income tax to their income and gains in respect of their investment in our Convertible Preferred Stock or Common Stock.

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Information Reporting and Backup Withholding. Information returns will be filed with the IRS pertaining to distributions we make with respect to our Convertible Preferred Stock and Common Stock and the proceeds received from the disposition of our Convertible Preferred Stock or Common Stock. Certain U.S. Holders may be subject to backup withholding (currently at a rate of 28%) on the payment of dividends with respect to our Convertible Preferred Stock and Common Stock and to certain payments of proceeds on the sale of exchange of our Convertible Preferred Stock and Common Stock unless such U.S. Holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the applicable requirements of the backup withholding rules (e.g., submission of an IRS Form W-9). Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such U.S. Holder’s U.S. federal income tax liability, which may entitle such holder to a refund provided that the holder timely provides the required information to the IRS. U.S. Holders are urged to consult their own independent tax advisors regarding the application of backup withholding in their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

Taxation of non-U.S. Holders

Distributions Generally. Distributions of cash or property that we pay in respect of our Convertible Preferred Stock or Common Stock (including any constructive distributions resulting from certain adjustments (or failures to make adjustments) to the number of shares of Common Stock to be issued on conversion (as described under, for example, “—Share Distributions” and “—Adjustments to Conversion Rate”, in each in instance below) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles).

A non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Convertible Preferred Stock or Common Stock. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. Holder’s adjusted tax basis in our Convertible Preferred Stock or Common Stock (determined separately for each share) and thereafter will be treated as capital gain (and thus treated in the manner described in “—Dispositions of Shares” below). Because an applicable withholding agent may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, the withholding agent may treat an entire distribution as a dividend potentially subject to such U.S. federal withholding tax.

In order to obtain a reduced rate of U.S. federal withholding tax on dividends under an applicable income tax treaty, a non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), as applicable, certifying under penalties of perjury its entitlement to benefits under such treaty. A non-U.S. Holder of our Convertible Preferred Stock or Common Stock that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

Dividends that are effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States (or, if an applicable income tax treaty applies, dividends that are attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States) are generally subject to U.S. federal income tax on a net income basis in the same manner and at the U.S. federal income tax rates generally applicable to a U.S. person. In addition, if such non-U.S. Holder is a corporation, the non-U.S. Holder may also be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits, subject to adjustments. Dividends that are effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to U.S. federal withholding tax, provided that the non-U.S. Holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements, for example, by providing a properly executed IRS Form W-8ECI (or other applicable IRS Form W-8).

Share Distributions. We may make distributions of our Common Stock (as opposed to cash or other property) to non-U.S. Holders of our Convertible Preferred Stock. While not free from doubt, these distributions are intended to be treated for U.S. federal income tax purposes as if the non-U.S. Holder received a distribution of cash in an amount equal to the fair market value of the distributed Common Stock on the date of the distribution and thus would generally be subject to the rules applicable to cash distributions (as discussed in “Taxation of non-U.S. Holders—Distributions Generally” above). Accordingly, a non-U.S. Holder may have a U.S. tax liability (including a branch profits tax liability, if applicable) on account of such distributions in excess of the cash (if any) that is received by such non-U.S. Holder, and therefore such non-U.S. Holder may have to come out of pocket to pay such tax liability. A non-U.S. Holder’s initial tax basis in any Common Stock received as a distribution on the Convertible Preferred Stock will generally equal the fair market value of the Common Stock on the date of the distribution, and the holding period for that Common Stock will begin on the day after such distribution.

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Adjustments to Conversion Rate. As described under “Taxation of U.S. Holders – Adjustments to Conversion Rate” above, adjustments in the conversion rate (or failures to adjust the conversion rate) that have the effect of increasing a non-U.S. Holder’s proportionate interest in our assets or earnings could result in deemed distributions to the non-U.S. Holder that are taxed as described under “Taxation of non-U.S. Holders – Distributions Generally.” In such a case, non-U.S. Holders will be deemed to have received a distribution even though they have not received any cash or property, and will have to pay tax respecting such deemed distribution. If applicable, such deemed distribution may also be subject to an additional branch profits tax and withholding as discussed throughout this discussion.

Increase in Liquidation Preference. If, for whatever reason, we do not declare or pay a dividend on the Convertible Preferred Stock (e.g., if an investor elects to defer some or all of any dividend payment to a subsequent payment date), then the liquidation preference of such Convertible Preferred Stock will increase by the amount of the unpaid dividend. We believe that the IRS will take the position that any such unpaid amounts may be deemed to be received by the non-U.S. Holder and thus taxable to the non-U.S. Holder at the time the liquidation preference is increased. In such a case, non-U.S. Holders will be deemed to have received a distribution even though they have not received any cash or property, and will have to pay tax respecting such deemed distribution (as described under “Taxation of non-U.S. Holders – Distributions Generally” above). If applicable, such deemed distribution may also be subject to an additional branch profits tax and withholding as discussed throughout this discussion.

Conversion into Common Stock. Except as provided below (regarding amounts paid in respect of the present value of future dividends), a non-U.S. Holder will not recognize gain or loss upon the conversion of the Convertible Preferred Stock into shares of Common Stock, except to the extent any cash or Common Stock received in connection with such conversion is attributable to accrued, accumulated or unpaid dividends, which amounts will generally be taxable as described under “Taxation of non-U.S. Holders – Distributions Generally” and “Taxation of non-U.S. Holders – Share Distributions” above, as if the non-U.S. Holder received cash in respect of such accrued, accumulated or unpaid dividends equal to the cash or the fair market value of such Common Stock on the date of conversion.

The adjusted tax basis of Common Stock received on conversion, other than shares of Common Stock attributable to accrued, accumulated or unpaid dividends, generally will be equal to the adjusted tax basis of the converted Convertible Preferred Stock (reduced by the portion of the adjusted tax basis allocated to any fractional Common Stock exchanged for cash). The holding period of such Common Stock received on conversion generally will include the period during which the non-U.S. Holder held its converted Convertible Preferred Stock prior to conversion.

A non-U.S. Holder’s adjusted tax basis in any shares of Common Stock attributable to accrued, accumulated or unpaid dividends will equal the fair market value of such Common Stock on the conversion date, and a non-U.S. Holder’s holding period respecting such shares of Common Stock will begin on the day after receipt thereof.

Cash received upon conversion in lieu of a fractional share of Common Stock generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized upon the receipt of such cash in an amount equal to the difference between (i) the amount of cash received in lieu of a fractional share of Common Stock, and (ii) the adjusted tax basis allocable to the fractional share of Common Stock deemed exchanged.

Upon certain conversions of our Convertible Preferred Stock, we may, in respect of any such conversion, pay a non-U.S. Holder Common Stock and/or cash in respect of the present value of future dividends. In such a case, the tax consequences of such payment of cash or Common Stock are uncertain. Although not free from doubt, it may be appropriate to treat any such cash or shares of our Common Stock as additional consideration received in the conversion (the treatment of which is described below under “—Dispositions of Shares”). However, an applicable withholding agent may disagree and may treat any such payment as a dividend that is subject to U.S. federal withholding tax at a 30% rate as described above under “Taxation of non-U.S. Holders—Distributions Generally” unless (1) the non-U.S. Holder qualifies for an exception or a reduction of this rate under an applicable tax treaty or (2) such dividend is effectively connected income and an appropriate certification is provided. Non-U.S. Holders should be aware that the tax treatment described in this paragraph is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to a portion of the then-current dividend period or to future dividends represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Distributions Generally.” Non-U.S. Holders should consult their own tax advisors to determine the specific tax treatment of such additional shares in their particular circumstances.

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Dispositions of Shares. Except as discussed in “—Foreign Account Tax Compliance Act”, below, a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange (except as discussed above under “—Conversion into Common Stock”) or other taxable disposition of our Convertible Preferred Stock or Common Stock unless:

•	the gain is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States (or, if an applicable income tax treaty applies, such gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States);

•	the non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other conditions; or

•	we are or have been a “U.S. real property holding corporation,” (a “USRPHC”) as such term defined in the Code.

A non-U.S. Holder whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the disposition in generally the same manner as a U.S. Holder, unless an applicable income tax treaty provides otherwise. Additionally, if such non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits, subject to adjustments.

A non-U.S. Holder described in the second bullet point above will be subject to a 30% U.S. federal income tax (or lower applicable treaty rate) on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses.

With respect to the third bullet point above, we believe we are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. However, even if we are or were to become a USRPHC, if our Convertible Preferred Stock or Common Stock, as applicable, is traded on an established securities market for U.S. federal income tax purposes, then any gain recognized by a non-U.S. Holder that is not subject to tax under either of the first two bullet points above would generally be subject to U.S. federal income tax only if such non-U.S. Holder actually or constructively owned more than five percent (5%) of our outstanding Convertible Preferred Stock or Common Stock, at any time within (i) the five-year period preceding the disposition of such stock or (ii) the non-U.S. Holder’s holding period, whichever period is shorter.

If, for whatever reason, gain from the sale or other taxable disposition of our Convertible Preferred Stock or Common Stock were subject to taxation pursuant to the rules set forth in the Foreign Investment in Real Property Tax Act (“FIRPTA”), then, with respect to the third bullet point above, each non-U.S. Holder (i) would be subject to U.S. federal income tax on the gain realized on the disposition of our Convertible Preferred Stock or Common Stock, (ii) generally would be required to file a U.S. federal income tax return, and (iii) would be subject to a ten percent (10%) withholding tax on the gross proceeds from such sale or disposition.

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Information Reporting Requirements and Withholding

With respect to distributions, we or an applicable withholding agent must report annually to the IRS and to each non-U.S. Holder the amount of distributions on our Convertible Preferred Stock or Common Stock paid to such non-U.S. Holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. Holder’s conduct of a United States trade or business (or if withholding is reduced or eliminated by an applicable income tax treaty). This information may also be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. Holder resides or is established. Withholding, generally at a rate of thirty percent (30%), may not apply (or may apply at a reduced treaty rate) to distributions to a non-U.S. Holder of our Convertible Preferred Stock or Common Stock provided the non-U.S. Holder furnishes to us or our paying agent the required certification as to such non-U.S. Holder’s non-United States status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, and certain other requirements are satisfied. Notwithstanding the foregoing, withholding, generally at a rate of thirty percent (30%) may apply if either we or our paying agent has actual knowledge, or reason to know, that the non-U.S. Holder is a United States person and is not an “exempt recipient” as such term is used in connection with the withholding rules.

With respect to the payment of the proceeds from the sale, exchange or other disposition of our Convertible Preferred Stock or Common Stock to or through the U.S. office of any broker, U.S. or foreign, such payments will be subject to information reporting and possible withholding unless the owner certifies as to its non-U.S. status under penalties of perjury, such as by providing a valid IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption. The payment of the proceeds from the sale, exchange or other disposition of our Convertible Preferred Stock or Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of our Convertible Preferred Stock or Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. Holder.

Non-U.S. Holders should consult their own tax advisors on the application of information reporting and withholding to them in their particular circumstances (including upon their disposition of our Convertible Preferred Stock or Common Stock).

Foreign Account Tax Compliance Act

Legislation was enacted in 2010, contained in Code Sections 1471 through 1474, the Treasury Regulations promulgated thereunder and such other administrative guidance as provided by the IRS (collectively “FATCA”), that generally will impose a 30% United States federal withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Department of Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners. The legislation also generally imposes a 30% United States federal withholding tax on withholdable payments to a non-financial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification adequately identifying the direct and indirect substantial United States owners of the entity. “Withholdable payments” include payments of dividends from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce dividends from sources within the United States. These withholding and reporting requirements will apply currently with respect to dividends on our Convertible Preferred Stock and our Common Stock, but will not apply to withholding on gross proceeds on the sale or other taxable disposition of our Convertible Preferred Stock or our Common Stock until after December 31, 2016. If you are located in a jurisdiction that has an intergovernmental agreement with the United States governing FATCA, you may be subject to different rules. Prospective investors are urged to consult their own tax advisors regarding the application of the legislation and related regulations to our Convertible Preferred Stock and our Common Stock.

Notwithstanding anything to contrary contained herein, if a payment made to a buyer under any Convertible Preferred Stock or shares issuable upon conversion of such Convertible Preferred Stock would be subject to U.S. federal withholding tax imposed by FATCA if such buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such buyer shall deliver to us at the time or times prescribed by law and at such time or times reasonably requested by us such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by us as may be necessary for us to comply with our obligations under FATCA and to determine that such buyer has complied with such buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment under FATCA.

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THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CONVERTIBLE PREFERRED STOCK AND OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS OR U.S. FEDERAL NON-INCOME TAX LAWS.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Snell & Wilmer L.L.P., Los Angeles, California. Certain legal matters will be passed upon for the placement agent by Schulte Roth & Zabel LLP, New York, New York.

EXPERTS

BDO USA, LLP, independent registered public accounting firm, has audited our financial statements as of, and for the year ended, December 31, 2013 and Daszkal Bolton LLP, independent registered public accounting firm, has audited our financial statements as of, and for the year ended, December 31, 2014, both included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on BDO USA, LLP’s report and Daszkal Bolton LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items), until all the securities offered under this prospectus are sold.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 15, 2014;
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 30, 2015
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed with the SEC on May 15, 2014, June 30, 2014, filed with the SEC on August 14, 2014, and September 30, 2014, filed with the SEC on November 13, 2014, as amended on February 18, 2015;
•	Our Current Reports on Form 8-K, filed with the SEC on February 13, 2014, April 10, 2014, April 21, 2014, April 22, 2014, May 22, 2014, June 11, 2014, July 2, 2014, July 7, 2014, August 18, 2014, September 15, 2014, September 17, 2014, September 18, 2014, September 24, 2014, November 19, 2014, December 11, 2014, as amended on January 28, 2015, December 17, 2014, January 28, 2015, March 17, 2015, as amended on March 20, 2015, March 31, 2015 and May 1, 2015 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein); and
•	The descriptions of our Common Stock, preferred stock and warrants contained in our Registration Statement on Form 8-A, filed with the SEC on September 28, 2010 and amended on October 2, 2012, and any other amendment or report filed for the purposes of updating such descriptions.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

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Net Element, Inc.

3363 NE 163rd St., Suite 705

North Miami Beach, Florida 33160

(305) 507-8808

Attention: Chief Financial Officer

Any information in this prospectus supplement, the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or in any other document we subsequently file with the Securities and Exchange Commission that also is incorporated or deemed to be incorporated by reference in this prospectus supplement or in the accompanying prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

NET ELEMENT, INC.

$50,000,000 Shares of Common Stock / Preferred Stock / Warrants / Units / Subscription Rights

19,947,334 Shares of Common Stock Offered by Selling Securityholders

Net Element, Inc., a Delaware corporation (“us”, “we”, “our”, “Net Element” or the “Company”) may offer and sell from time to time, in one or more series or issuances and on terms that Net Element will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000. In addition, certain selling securityholders (described in the section entitled “Selling Securityholders” on page 10 of this prospectus) may offer and sell up to 19,947,334 shares of common stock from time to time, in amounts, at prices, and on terms that will be determined at the time these securities are offered.

In addition to the securities offered under this prospectus, the following securities are currently offered pursuant to our currently effective resale Registration Statement (File No. 333-186621) on Form S-3, as amended (the “Current Resale Registration Statement”): (i) the sale by the selling securityholders named in the Current Resale Registration Statement of an aggregate of 4,340,000 warrants to purchase shares of our common stock; (ii) the issuance and sale by the Company of an aggregate of 4,340,000 shares of our common stock issuable upon exercise of such warrants; and (iii) the registration and sale by the selling securityholders named in the Current Resale Registration Statement of an aggregate of 6,538,544 shares of our common stock.

At no time will the Company issue shares of common stock (whether upon conversion or exercise of warrants, preferred stock, units or subscription rights) if such transaction would result in the issuance of more than 19.999% of the amount of common stock of the Company issued and outstanding unless (i) the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20%, or (ii) NASDAQ has provided a waiver of Listing Rule 5635(d). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The NASDAQ Capital Market under the symbol “NETE.” Our outstanding warrants are quoted on the Over-the-Counter Bulletin Board under the symbol “NETEW.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves significant risks. Prior to making an investment decision, you should carefully review the information under the heading “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000. The selling securityholders may use this prospectus to sell an aggregate 19,947,334 shares of our common stock.

This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, including the “Risk Factors” section.

Information About the Company

Background and Business

Company Overview

Net Element, Inc. is a technology-driven group specializing in mobile payments and other transactional services in emerging countries and in the United States. We operate in a single operating segment, that being a provider of transactional services and mobile payment solutions. Geographic areas in which we operate include the United States, where through our U.S. based subsidiaries we generate revenues from transactional services and other payment technologies for small and medium-sized businesses. Through TOT Group Russia and Net Element Russia, we provide transactional services, mobile payments transactions and other payment technologies in emerging countries including Russian Federation and the Commonwealth of Independent States (“CIS”).

General Business Developments

In 2013, we completed a number of acquisitions and dispositions in pursuit of our strategy to reposition our business activities with the goal of enhancing financial results, creation of a strong operational foundation and competitive advantage. We believe these transactions have realigned our company into a strong technology-driven service company specializing in mobile payments and other transactional services with a more balanced and stable business mix.

Our primary acquisitions and dispositions during 2013 were as follows:

•	On April 16, 2013, newly formed TOT Group and its subsidiaries acquired substantially all of the business assets of Unified Payments, LLC, a Delaware limited liability company (“Unified Payments”). Unified Payments provides comprehensive turnkey, payment-processing solutions to small and medium size business owners (“Merchants”), independent sales agents and independent sales groups (“ISGs”) across the United States.

•	On June 24, 2013, TOT Group, through its newly formed subsidiary Aptito, LLC (“Aptito”), acquired substantially all of the business assets of Aptito.com, Inc., a New York corporation. Aptito is a new generation of smart, customer engaged, patent-pending, cloud-based payments platform, mobile Point of Sale (“mPOS”), mobile commerce application and self-ordering Apple® iPad®-based kiosk.

•	During the third quarter of 2013, in order to reposition our business activities and focus on financial technology and transactional services, the Company divested its ownership in non-core assets, which included its subsidiaries Openfilm, LLC, Motorsport, LLC, Splinex, LLC, LegalGuru, LLC and MUSIC 1 LLC (a/k/a OOO Music1) (collectively, the “Disposed Subsidiaries”) by contributing to T1T Lab, LLC, a Florida limited liability company (“T1T Lab”), all of its membership and participation interests in such subsidiaries in exchange for a 10% membership interest in T1T Lab. T1T Lab is a wholly owned subsidiary of T1T Group, LLC, a Delaware limited liability company (“T1T Group”). T1T Group was issued a 90% membership interest in T1T Lab in exchange for contributions that will be made to T1T Lab from time to time when requested by T1T Lab of such services and/or cash as determined by T1T Group in its sole and absolute discretion in order to manage and operate the Disposed Subsidiaries and their respective businesses. T1T Group is wholly-owned by Enerfund, LLC (which is wholly-owned by Mike Zoi, a former director of the Company). Openfilm, LLC, which develops technology and a website that supports the advancement of independent film on the Internet, was originally acquired in 2010. Motorsport, LLC, which is an online news and information service that distributes content related to the motor sports industry, was originally acquired in 2011. Splinex, LLC, which develops technology and web services focused in the areas of three dimensional (3D) imagery and video, was formed by the Company in 2011. LegalGuru, LLC, which is developing a video-centric, legal information portal, was originally acquired in 2012. MUSIC1 LLC, which operates an online music distribution platform in the CIS countries, was acquired by the Company in 2011. The Disposed Subsidiaries constituted all of the Company’s interests in online media businesses and operations (referred to herein collectively as the Company’s “entertainment assets”).

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•	Subsequent to the 2013 fiscal year, during the first quarter of 2014, the Company further reduced its liabilities by divesting its 10% ownership interest in T1T Lab, LLC in exchange for termination of its obligation to commit funding of T1T Lab, LLC associated with its equity ownership.

•	The Company changed its name to Net Element, Inc. on December 15, 2013.

Our Corporate Organization

Our Company was formed in 2010 and incorporated as a Cayman Islands exempted company with limited liability under the name Cazador Acquisition Corporation Ltd. (“Cazador”). Cazador was a blank check company incorporated for the purpose of effecting a merger; share capital exchange; asset acquisition; share purchase; reorganization or similar business combination with one or more operating businesses or assets. In 2012, Cazador completed a merger (the “Merger”) with a previous legal entity known as Net Element, Inc., a Delaware corporation (“Prior Net Element”), which was a company with businesses in the online media and mobile commerce payment processing markets. Immediately prior to the effectiveness of the Merger, the Company (then known as Cazador Acquisition Corporation Ltd.) changed its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Effective upon consummation of the Merger, (i) Prior Net Element was merged with and into the Company, resulting in Prior Net Element ceasing to exist and the Company continuing as the surviving company in the Merger, and (ii) the Company changed its name to Net Element International, Inc. In 2013, the Company divested its non-core entertainment assets. In December 2013, the Company changed its name to Net Element, Inc. We entered the mobile payments business through the launch of TOT Money in Russia in 2012. We entered the financial technology and value-added transactional service business through the acquisitions of Unified Payments in April 2013 and Aptito in June 2013.

Additional Information

Our principal office is located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, and our main telephone number is (305) 507-8808. Our website address is www.netelement.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

The Offering

We may offer up to $50,000,000 of common stock, preferred stock, warrants, units and/or subscription rights in one or more offerings and in any combination. In addition, the selling securityholders may offer up to 19,947,334 shares of common stock in one or more offerings. See “Selling Securityholders” on page 10 for more information on the selling securityholders. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. A prospectus supplement, which we will provide each time we or the selling securityholders offer securities, will describe the specific amounts, prices and terms of the securities we or the selling securityholders determine to offer.

We or the selling securityholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, the selling securityholders, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible or exercisable into our common stock. In addition, the selling securityholders may offer shares of our common stock. Each holder of our common stock is entitled to a pro rata share of cash distributions made to our stockholders, including dividend payments, if any, as may be declared by our board of directors from funds legally available therefore. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by our stockholders. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

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Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus. Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or units. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock or other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. These include, but are not limited to, statements relating to our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. In addition to the risk factors described under “Risk Factors” beginning on page 6 of this prospectus, these factors include:

•	the impact of any new or changed laws, regulations, card network rules or other industry standards affecting our business, including the U.S. government decision to impose sanctions or other legal restrictions that may restrict our ability to do business in Russia;
•	the impact of any significant chargeback liability and liability for merchant or customer fraud, which we may not be able to accurately anticipate and/or collect;
•	our ability to secure or successfully migrate merchant portfolios to new bank sponsors if current sponsorships are terminated;
•	our and our bank sponsors’ ability to adhere to the standards of the Visa® and MasterCard® payment card associations;
•	our reliance on third-party processors and service providers;
•	our dependence on independent sales groups (“ISGs”) that do not serve us exclusively to introduce us to new merchant accounts;

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•	our ability to pass along increases in interchange costs and other costs to our merchants;
•	our ability to protect against unauthorized disclosure of merchant and cardholder data, whether through breach of our computer systems or otherwise;
•	the effect of the loss of key personnel on our relationships with ISGs, card associations, bank sponsors and our other service providers;
•	the effects of increased competition, which could adversely impact our financial performance;
•	the impact of any increase in attrition due to an increase in closed merchant accounts and/or a decrease in merchant charge volume that we cannot anticipate or offset with new accounts;
•	the effect of adverse business conditions on our merchants;
•	our ability to adopt technology to meet changing industry and customer needs or trends;
•	the impact of any decline in the use of credit cards as a payment mechanism for consumers or adverse developments with respect to the credit card industry in general;
•	the impact of any adverse conditions in industries in which we obtain a substantial amount of our bankcard processing volume;
•	the impact of seasonality on our operating results;
•	the impact of any failure in our systems due to factors beyond our control;
•	the impact of any material breaches in the security of third-party processing systems we use;
•	the impact of any new and potential governmental regulations designed to protect or limit access to consumer information;
•	the impact on our profitability if we are required to pay federal, state or local taxes on transaction processing;
•	the impact on our growth and profitability if the markets for the services that we offer fail to expand or if such markets contract;
•	our ability (or inability) to continue as a going concern;
•	the willingness of the Company’s majority stockholders, and/or other affiliates of the Company, to continue investing in the Company’s business to fund working capital requirements;
•	the Company’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed;
•	the impact on our operating results as a result of impairment of our goodwill and intangible assets;
•	our material weaknesses in internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; and
•	the other factors identified in the section of this prospectus entitled “Risk Factors.”

Forward-looking statements are based on our current expectations about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, and any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The prospectus supplement applicable to each offering of securities will contain additional information about risks applicable to an investment in us and the applicable securities.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the uses of such proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, both as filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. As of December 1, 2014, approximately 45,622,111 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Each holder of our common stock is entitled to a pro rata share of cash distributions made to our stockholders, including dividend payments. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore. Cash dividends will be paid at the sole discretion of our board of directors.

The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by our stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares of our common stock voting for the election of our directors can elect all of our directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

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Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and any amendments thereto relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;
•	the designation of the shares;
•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;
•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;
•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;
•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;
•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;
•	the voting rights; and
•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Summary of Certain Provisions of Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws, as applicable, among other things, (1) provide our board with the ability to alter the bylaws without stockholder approval, and (2) provide that vacancies on our board of directors may be filled by a majority of directors in office. These provisions, while designed to reduce vulnerability to an unsolicited acquisition proposal, and to discourage certain tactics used in proxy fights, may negatively impact a third-party’s decision to acquire us even if it would be beneficial to our stockholders.

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Anti-Takeover Effects of Delaware Law and Certificate of Incorporation and Bylaws

We are subject to the Delaware anti-takeover laws regulating corporate takeovers, including Section 203 of the Delaware General Corporation Law (“DGCL”). These anti-takeover laws prevent Delaware corporations from engaging in a merger or sale of more than 10% of its assets with any stockholder, including all affiliates and associates of the stockholder, who owns 15% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 15% or more of the corporation’s assets unless:

•	the board of directors approved the transaction in which the stockholder acquired 15% or more of the corporation’s assets;
•	after the transaction in which the stockholder acquired 15% or more of the corporation’s assets, the stockholder owned at least 85% of the corporation’s outstanding voting stock, excluding shares owned by directors, officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or
•	on or after this date, the merger or sale is approved by the board of directors and the holders of at least two-thirds (2/3) of the outstanding voting stock that is not owned by the stockholder.

A Delaware corporation may opt out of the Delaware anti-takeover laws if its certificate of incorporation or bylaws so provides. We have not opted out of the provisions of the anti-takeover laws. As such, these laws could prohibit or delay mergers or other takeover or change of control of us and may discourage attempts by other companies to acquire us even if it would be beneficial to stockholders.

DESCRIPTION OF WARRANTS

As of December 1, 2014, we had a class of warrants outstanding to purchase an aggregate of 8,938,900 shares of our common stock. Such warrants provide for an exercise price of $7.50 per share, subject to adjustment, and are scheduled to expire at 5:00 p.m., New York time, on October 2, 2017, or earlier upon redemption.

We may issue additional classes of warrants for the purchase of common stock or preferred stock or a combination thereof. Warrants may be issued independently or together with common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States Federal income tax consequences applicable to the warrants;
•	provision for changes to or adjustments in the exercise price; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

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•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Net Element.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units;
•	a discussion of material federal income tax considerations, if applicable; and
•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock or other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;
•	the price, if any, for the subscription rights;
•	the exercise price payable for the common stock, preferred stock or other securities upon the exercise of the subscription right;
•	the number of subscription rights issued to each securityholder
•	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;
•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;
•	any applicable federal income tax considerations; and

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•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

SELLING SECURITYHOLDERS

We are registering the resale from time to time by the selling securityholders of up to 19,947,334 shares of our common stock in one or more offerings.

The following table sets forth the number of shares of our common stock being offered by the selling securityholders. The selling securityholders are not making any representation that any shares of our common stock currently held by the selling securityholders will be offered for sale. The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of any shares of our common stock currently held by the selling securityholders. The following table assumes that all of the shares of our common stock currently held by the selling securityholders being registered pursuant to this prospectus will be sold.

The selling securityholders of up to 19,947,334 shares of our common stock are: Novatus Holding PTE. Ltd., a private limited company organized under the laws of Singapore, Cayman Invest S.A., a British Virgin Islands limited company, K 1 Holding Limited, a company organized under the laws of British Virgin Islands, and Beno Distribution, Ltd., a company organized under the laws of British Virgin Islands. Mr. Kenges Rakishev has voting control and investment discretion over the shares of our common stock held directly by Novatus Holding PTE. Ltd. Mr. Rakishev has been a director of the Company and Chairman of the Company's Board of Directors since October 2, 2012. Mr. Rakishev served as a director of the Company's predecessor, Net Element, Inc., from April 23, 2012 until October 2, 2012. Mr. Anvar Mametov has voting control and investment discretion over the shares of our common stock held directly by Cayman Invest S.A. Mr. Nurlan Abduov has voting control and investment discretion over the shares of our common stock held directly by Beno Distribution, Ltd. and K 1 Holding Limited.

Novatus Holding PTE. Ltd. acquired 2,320,751 shares of our common stock for $10.04 per share, or for aggregate gross proceeds of $23,300,340.40, from certain stockholders of the Company prior to the Merger in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. On June 7, 2013, Mark Global Corporation, a company that is organized under the laws of the British Virgin Islands and of which Mr. Rakishev is the sole shareholder (“Mark Global”), transferred 5,000,000 shares of our common stock held directly by Mark Global to Novatus Holding PTE. Ltd. for no consideration in reliance upon the exemption from registration based on a combination of Sections 4(a)(1) and 4(a)(2) (commonly referred to as “Section 4(a)(1-1/2)”) of the Securities Act. Mark Global had previously received the 5,000,000 shares of our common stock through an exchange, upon the consummation of the Merger, of 200,000,000 shares of common stock of the Prior Net Element that it owned prior to the Merger. Mark Global had purchased on April 20, 2012 the 200,000,000 shares of common stock of the Prior Net Element from TGR Capital, LLC, a Florida limited liability company and affiliate of Mike Zoi (“TGR”), pursuant to an Exchange and Stock Purchase Agreement, dated February 24, 2012, by and among Mark Global, TGR, and Mike Zoi, in reliance upon the exemption from registration based on a combination of Sections 4(a)(1) and 4(a)(2) (commonly referred to as “Section 4(a)(1-1/2)”) of the Securities Act for the aggregate consideration of $30,000,000, consisting of (i) $15,000,000 in cash and (ii) the discharge and cancellation by Mark Global of a convertible note made by TGR in favor of Mark Global having an aggregate original principal amount of $15,000,000.

On April 21, 2014, the Company borrowed from Cayman Invest S.A. $11,200,000 pursuant to a Secured Convertible Senior Promissory Note (the “Note”) made by the Company in favor of Cayman Invest S.A. On June 30, 2014, the Note was converted into shares of our common stock, and, as a result of such conversion, on July 15, 2014, the Company issued to Cayman Invest S.A. 5,569,158 shares of our common stock in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

K 1 Holding Limited acquired its shares pursuant to a Letter Agreement entered into by and among K 1 Holding Limited, TGR, and the Company on December 5, 2013. Under such letter agreement, K 1 Holding Limited was issued 1,140,809 shares of our common stock by the Company in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act and received 1,377,879 shares of our common stock from TGR in reliance upon the exemption from registration based on a combination of Sections 4(a)(1) and 4(a)(2) (commonly referred to as “Section 4(a)(1-1/2)”) of the Securities Act. The consideration for such shares was the agreement by K 1 Holding Limited to lend $2,000,000 to the Company and to provide consulting services to the Company.

Pursuant to a Letter Agreement entered into by and among Beno Distribution, Ltd, Mike Zoi, TGR, MTZ Fund, a Delaware limited liability company and affiliate of Mike Zoi, and the Company on June 10, 2014, Beno Distribution, Ltd. received 4,538,737 shares of our common stock from TGR in reliance upon the exemption from registration based on a combination of Sections 4(a)(1) and 4(a)(2) (commonly referred to as “Section 4(a)(1-1/2)”) of the Securities Act. The consideration for such shares was the agreement by the Company to cause all of the shares of our common stock held by TGR and its affiliates to be registered.

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Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them.

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)%		Number of shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	%
Novatus Holding PTE. Ltd.(2)	7,320,751	16.05%	7,320,751	—	0%
Cayman Invest S.A.(3)	5,569,158	12.21%	5,569,158	—	0%
K 1 Holding Limited(4)	2,518,688	5.52%	2,518,688	—	0%
Beno Distribution, Ltd.(5)	4,538,737	9.95%	4,538,737	—	0%

(1)	Applicable percentage ownership is based on 45,622,111 shares of common stock outstanding as of December 1, 2014, together with securities exercisable or convertible into shares of common stock within 60 days of December 1, 2014 for each stockholder of the Company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(2)	Mr. Kenges Rakishev has voting control and investment discretion over the shares of our common stock held directly by Novatus Holding PTE. Ltd. Mr. Rakishev has been a director of the Company and Chairman of the Company's Board of Directors since October 2, 2012. Mr. Rakishev served as a director of the Company's predecessor, Net Element, Inc., from April 23, 2012 until October 2, 2012. The address of Novatus Holding PTE. Ltd. is 22B Duxton Hill, Singapore 089605, Republic of Singapore.

(3)	Mr. Anvar Mametov has voting control and investment discretion over the shares of our common stock held directly by Cayman Invest S.A. The address of Cayman Invest S.A. is A Little Denmark Complex, 147 Main Street P.O. Box 4473, Road Town, Tortola, D8 VG 1110.

(4)	Mr. Nurlan Abduov has voting control and investment discretion over the shares of our common stock held directly by Beno Distribution, Ltd. The address of Beno Distribution, Ltd. is P.O. Box 146, Road Town, Tortola, British Virgin Islands VG 1110.

(5)	Mr. Nurlan Abduov has voting control and investment discretion over the shares of our common stock held directly by K 1 Holding Limited. The address of K 1 Holding Limited. is P.O. Box 146, Road Town, Tortola, British Virgin Islands VG 1110.

PLAN OF DISTRIBUTION

We and the selling securityholders may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

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We and the selling securityholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us or the selling securityholder.

We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling securityholder. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we and the selling securityholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We and the selling securityholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling securityholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we and the selling securityholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling securityholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

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Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the selling securityholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We and the selling securityholders may also make sales through the Internet or through other electronic means. Since we and the selling securityholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling securityholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us and the selling securityholders, to indemnification by us and the selling securityholders against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us and the selling securityholders, in the ordinary course of business.

The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Snell & Wilmer L.L.P., Los Angeles, California. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

BDO USA, LLP, independent registered public accounting firm, has audited our financial statements as of, and for the years ended, December 31, 2013 and 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on BDO USA, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items), until all the securities offered under this prospectus are sold.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 15, 2014;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed with the SEC on May 15, 2014, June 30, 2014, filed with the SEC on August 14, 2014, and September 30, 2014, filed with the SEC on November 13, 2014;
•	Our Current Reports on Form 8-K, filed with the SEC on February 13, 2014, April 10, 2014, April 21, 2014, April 22, 2014, May 22, 2014, June 11, 2014, July 2, 2014, July 7, 2014, August 18, 2014, September 15, 2014, September 17, 2014, September 18, 2014, September 24, 2014, November 13, 2014 (as amended by Form 8-K/A filed on November 14, 2014) and November 19, 2014 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);
•	Our definitive proxy statement on Schedule 14A filed with the SEC on October 31, 2014; and
•	The descriptions of our common stock, preferred stock and warrants contained in our Registration Statement on Form 8-A, filed with the SEC on September 28, 2010 and amended on October 2, 2012, and any other amendment or report filed for the purposes of updating such descriptions.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Net Element, Inc.

3363 NE 163rd St., Suite 705

North Miami Beach, Florida 33160

(305) 507-8808

Attention: Chief Financial Officer

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